EXHIBIT B-2(a)(iv)




                                                       COUNTERPART NO.  ___

                                 AMENDED AND RESTATED
                           NUCLEAR MATERIAL LEASE AGREEMENT

                            Dated as of November 17, 1995



                                       between



                                  TMI-1 FUEL CORP.,

                                                                 as Lessor

                                         and

                            PENNSYLVANIA ELECTRIC COMPANY

                                                                 as Lessee




          AS OF THE DATE OF THIS AMENDED AND RESTATED LEASE AGREEMENT, THE LESSOR UNDER THIS AMENDED AND RESTATED LEASE AGREEMENT (THE "LESSOR") HAS GRANTED TO THE SECURED PARTIES, AS DEFINED HEREIN, A SECURITY INTEREST IN THIS AMENDED AND RESTATED LEASE AGREEMENT AND IN ALL OF THE LESSOR'S RIGHTS AND INTERESTS UNDER THIS AMENDED AND RESTATED LEASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, ALL OF THE LESSOR'S RIGHTS TO AND INTERESTS IN NUCLEAR MATERIAL AS DEFINED IN THIS AMENDED AND RESTATED LEASE AGREEMENT.

          THIS AMENDED AND RESTATED LEASE AGREEMENT HAS BEEN MANUALLY EXECUTED IN EIGHTEEN (18) COUNTERPARTS, NUMBERED CONSECUTIVELY FROM 1 TO 18. NO SECURITY INTEREST IN THIS AMENDED AND RESTATED LEASE AGREEMENT OR IN ANY OF THE LESSOR'S RIGHTS AND INTERESTS UNDER THIS AMENDED AND RESTATED LEASE AGREEMENT MAY BE PERFECTED BY THE POSSESSION OF ANY SUCH COUNTERPART OTHER THAN COUNTERPART NO. 1.





                                  TABLE OF CONTENTS


          Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1

          Notices . . . . . . . . . . . . . . . . . . . . . . . . . .   1

          Title to Remain in the Lessor; Quiet Enjoyment;
           Fuel Management; Location  . . . . . . . . . . . . . . . .   2

          Agreement for Lease of Nuclear Material . . . . . . . . . .   3

          Orders for Nuclear Material and Services;
           Assigned Agreements  . . . . . . . . . . . . . . . . . . .   3

          Leasing Records; Payment of Costs of Lessor . . . . . . . .   4

          No Warranties or Representation by Lessor . . . . . . . . .   6

          Lease Term; Early Termination; Termination of Leasing Record  7

          Payment of Rent; Payments with Respect
           to the Lessor's Financing Costs  . . . . . . . . . . . . .   9

          Compliance with Laws; Restricted Use of Nuclear
           Material; Assignments; Permitted Liens; Spent Fuel . . . .   9

          Permitted Contests  . . . . . . . . . . . . . . . . . . . .  12

          Insurance; Compliance with Insurance Requirements . . . . .  13

          Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .  14

          Casualty and Other Events . . . . . . . . . . . . . . . . .  17

          Nuclear Material to Remain Personal Property  . . . . . . .  17

          Events of Default . . . . . . . . . . . . . . . . . . . . .  18

          Rights of the Lessor Upon Default of the Lessee . . . . . .  19

          Termination After Certain Events  . . . . . . . . . . . . .  20

          Investment Tax Credit . . . . . . . . . . . . . . . . . . .  23

          Certificates; Information; Financial Statements . . . . . .  23

          Obligation of the Lessee to Pay Rent  . . . . . . . . . . .  24

          Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  25





                AMENDED AND RESTATED NUCLEAR MATERIAL LEASE AGREEMENT


                    AMENDED AND RESTATED LEASE AGREEMENT (this "Lease Agreement") dated as of the 17th day of November, 1995, by and between TMI-1 FUEL CORP., a Delaware corporation (herein called the "Lessor"), and PENNSYLVANIA ELECTRIC COMPANY, a Pennsylvania corporation (herein called the "Lessee").

                                       RECITALS

                    A. The Lessor and Lessee entered into a Nuclear Material Lease Agreement dated as of August 1, 1991 ("Original Lease") to provide for the lease of Nuclear Material to the Lessee;

                    B. The Original Lease provided for the Lessor to enter into certain loan agreements and ancillary documents with The Prudential Insurance Company of America and certain affiliates thereof ("Prudential") to provide financing from Prudential for the acquisition of Nuclear Material under the Original Lease;

                    C. Concurrent with the execution and delivery hereof, such loan arrangements with Prudential are being terminated and Lessor is entering into a new credit agreement and related instruments pursuant to which a bank syndicate for which Union Bank of Switzerland, New York Branch will act as agent to provide financing for the acquisition of Nuclear Material being leased hereunder;

                    D. Accordingly, the Lessor and the Lessee desire to enter into this Amended and Restated Lease Agreement in order to reflect necessary modifications consistent with establishment of such new credit facility and other modifications thereof in certain other respects, which agreement shall supercede the Original Lease;

                    NOW, THEREFORE,  in  consideration of  the  mutual
               covenants contained herein and intending to be legally bound hereby, the parties covenant and agree as follows:

                    1.   Definitions.       Except  as  otherwise  provided
          herein, capitalized terms used in this Lease Agreement (including the Exhibits) shall have the respective meanings set forth in Appendix A.

                    2.   Notices.       Any   notice,   demand   or   other
          communication which by any provision of this Lease Agreement is required or permitted to be given shall be deemed to have been delivered if in writing and actually delivered by mail, courier, telex or facsimile to the following addresses:








                      (i) If to the Lessor, TMI-1 Fuel Corp., c/o United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust and Agency Division, telecopy number 212-852-1626, or at such other address as the Lessor may have furnished to the Lessee and the Secured Parties in writing; or

                     (ii) If to the Lessee, Pennsylvania Electric Company, 2800 Pottsville Pike, Reading, Pennsylvania 19640-0001, Attention: Comptroller, telecopy number 610-921-6676, with a copy to GPU Service Corporation, 100 Interpace Parkway, Parsippany, New Jersey 07054-1149, Attention:
               Assistant Treasurer, telecopy number 201-263-6397, or at such other address as the Lessee may have furnished the Lessor and the Secured Parties in writing; or

                    (iii) except as provided in the following sentence or as otherwise requested in writing by any Secured Party, any notice, demand or communication which by any provision of this Lease Agreement is required or permitted to be given to the Secured Parties shall be deemed to have been delivered to all the Secured Parties if a single copy thereof is delivered to Union Bank of Switzerland, New York Branch, 299 Park Avenue, New York, New York 10171-0026,
               Attention: Peter B. Yearley, facsimile number (212) 821-3383; or at such other address as either may have furnished the Lessor and the Lessee in writing. Any Leasing Record or invoice of a Manufacturer or other Person performing services covering the Nuclear Material which is required to be delivered to the Secured Parties pursuant to Section 6(c)(ii) of this Lease Agreement and any Rent Due and SCV Confirmation Schedule which is required to be delivered to the Secured Parties pursuant to Sections 8(g) or 9(d) of this Lease Agreement shall be deemed to have been delivered to all the Secured Parties if a single copy thereof is delivered to Union Bank of Switzerland, New York Branch at the address indicated in this Section 2(iii).

                    3. Title to Remain in the Lessor; Quiet Enjoyment; Fuel Management; Location.

                         (a) The Lessor and the Lessee hereby acknowledge that this Lease Agreement is a lease and is intended to provide for the obligations of the Lessee to pay installments of Rent as the same become due; that, subject to the provisions of Section 10(h), the Lessor has title to and is the owner of the Nuclear Material; and that the relationship between the Lessor and the Lessee shall always be only that of lessor and lessee.

                         (b) The Lessor (including its successors and assigns) agrees and covenants that, so long as the Lessee makes timely payments of Rent and fully performs all other obligations to be performed by the Lessee under this Lease Agreement, the Lessor (including its successors and assigns) shall not hinder or interfere with the Lessee's peaceable and quiet enjoyment of the






          possession and use of the Nuclear Material, for the term or terms herein provided, subject, however, to the terms of this Lease Agreement.

                         (c) So long as no Lease Event of Default shall have occurred and be continuing and the Lessor shall not have elected to exercise any of its remedies under Section 17 hereof, the Lessee shall have the right to engage in Fuel Management. The Lessee is hereby designated the agent of the Lessor in all dealings with Manufacturers and any regulatory agency having jurisdiction over the ownership or possession of the Nuclear Material for so long as the Lessee shall have the right to engage in Fuel Management. As such agent of the Lessor, the Lessee agrees to make, or cause to be made, all filings and to obtain all consents and permits required as a result of the Lessor's ownership and leasing of the Nuclear Material.

                         (d) The Lessee covenants to the Lessor that the location of Nuclear Material will be limited to: (w) any Manufacturer's facility, (x) transit between one Manufacturer's facility and another Manufacturer's facility or the site of the Generating Facility, (y) the site of the Generating Facility and
          (z) the Generating Facility. Each assembly of the Nuclear Material will be located during its Heat Production and "cooling-off" stage at the Generating Facility or the site of the Generating Facility.

                    4. Agreement for Lease of Nuclear Material. From and after the Closing, the Lessor shall lease to the Lessee and the Lessee shall lease from the Lessor such Nuclear Material as may be from time to time mutually agreed upon, provided that the total Stipulated Casualty Value of all Nuclear Material leased under this Lease Agreement shall not exceed at any one time $27,500,000 in the aggregate or such other amount as the Lessor and the Lessee may agree to in writing (the "Maximum Stipulated Casualty Value"). The Lessor and the Lessee shall evidence their agreement to lease particular Nuclear Material in accordance with the terms and provisions of this Lease Agreement by signing and delivering to each other, from time to time, Leasing Records, substantially in the forms of Exhibit A or Exhibit B, as applicable, prepared by the Lessee, covering such Nuclear Material. Nothing contained herein shall be deemed to prohibit the Lessee from leasing from other lessors or otherwise obtaining other nuclear material for use in the Generating Facility, subject to the provisions with respect to intermingling of fuel assemblies or sub-assemblies with other fuel assemblies or sub-assemblies contained in Section 6 hereof.

                    5. Orders for Nuclear Material and Services; Assigned Agreements.

                         (a) The Nuclear Material Contracts listed in Exhibit C hereto, relating, among other things, to the purchase of, and services to be performed with respect to, Nuclear Material were entered into by the Lessee prior to the date of






          this Lease Agreement, and, except as otherwise indicated on Exhibit C, the interests of the Lessee under such Nuclear Material Contracts have been assigned to the Lessor under an Assignment Agreement substantially in the form of Exhibit D. Any further Nuclear Material Contracts which the Lessee deems necessary or desirable may be negotiated by the Lessee and executed by the Lessee in its own name or, where authorized by the Lessor, as agent for the Lessor.

                         (b) So long as no Lease Event of Default shall have occurred and be continuing, and subject to the approval of the Lessor and to the limitation on the Maximum Stipulated Casualty Value of the Nuclear Material set forth in Section 4, the interests of the Lessee under any further Nuclear Material Contracts (whether executed and delivered before or after the date of this Lease Agreement) pursuant to which the Lessee desires the Lessor to purchase Nuclear Material or have services performed on any Nuclear Material on behalf of the Lessee may be assigned to the Lessor under an Assignment Agreement substantially in the form of Exhibit D, with such changes to
          Exhibit 2 to Exhibit D as the Secured Parties may consent to in writing, which consent shall not be unreasonably withheld. The Lessee shall use its best efforts to cause the other parties to such agreements to consent to each such assignment. Upon each such assignment and the obtaining of such consents with respect to any Nuclear Material Contract, the Lessor, subject to the limitation on the Maximum Stipulated Casualty Value of the Nuclear Material set forth in Section 4, shall make all payments which are required under such Assigned Agreements for the purchase of Nuclear Material or for services to be performed on the Nuclear Material in accordance with the procedures set forth in Section 6.

                         (c) So long as no Lease Event of Default shall have occurred and be continuing, the Lessor hereby authorizes the Lessee, at the Lessee's own cost and expense, to assert all rights and claims and to bring suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any Manufacturer's warranties or undertakings, express or implied, relating to any portion of the Nuclear Material and to retain the proceeds of any such suits, actions and proceedings.

                    6.   Leasing Records; Payment of Costs of Lessor.

                         (a) Interim Leasing Records. An Interim Leasing Record shall be prepared by the Lessee, shall be dated the date that the Lessor first makes any payment with respect to the Acquisition Cost of any Nuclear Material and shall set forth a full description of such Nuclear Material, the Acquisition Cost and location thereof, and such other details with respect to such Nuclear Material upon which the parties may agree. During the period of preparation and processing or reprocessing of Nuclear Material subject to an Interim Leasing Record, if the Lessor shall make any further payment or payments or if the Lessor shall receive any payment or payments representing a credit against the






          Acquisition Cost previously paid with respect to such Nuclear Material, a supplemental Interim Leasing Record dated the date that the Lessor makes each such further payment or the date of receipt of any such credit shall be signed by the Lessor and the Lessee to record the revised Acquisition Cost, after giving effect to any such payments or credits with respect to such Nuclear Material, any change in location and such additional details upon which the parties may agree.

                         (b) Final Leasing Records. For Nuclear Material previously covered by an Interim Leasing Record, the Final Leasing Record shall be prepared by the Lessee, shall be dated the first day of the month following the date of installation of such Nuclear Material in the Generating Facility, unless such date is the first day of a month, in which case the Final Leasing Record shall be dated such date. For Nuclear Material not previously covered by an Interim Leasing Record, the Final Leasing Record shall be dated the date that the Lessor first makes any payment with respect to the Acquisition Cost of such Nuclear Material. A Final Leasing Record shall set forth a full description of such Nuclear Material, the Acquisition Cost thereof, the BTU Charge, the location, and such other details with respect to such Nuclear Material upon which the parties may agree.

                         (c)  Payment of Nuclear Material Costs.

                      (i)     On   the  Closing,   the  Lessor   shall  pay
               Prudential pursuant to Section 7A of the Prudential Agreement the principal amount of all loans outstanding thereunder together with accrued interest thereon to the extent not paid previously, and related costs and expenses in connection therewith.

                     (ii) From time to time after the Closing, invoices of Manufacturers, or of other Persons performing services, covering Nuclear Material shall be forwarded to the Lessor in care of the Lessee at the Lessee's address. Upon receipt by the Lessee of an invoice covering Nuclear Material, the Lessee shall review such invoice and, upon the Lessee's approval thereof, the Lessee shall forward such invoice endorsed with the Lessee's approval to the Lessor, together with a Leasing Record completed and signed by a Lessee Representative covering such Nuclear Material. The Lessee's invoice for any cost incurred by it and includable in the Acquisition Cost of any Nuclear Material shall be forwarded to the Lessor and to the Secured Parties, together with a Leasing Record completed and signed by a Lessee Representative covering such costs. After receipt of such invoice and Leasing Record, in form and substance satisfactory to the Lessor, the Lessor, subject to the limitation on Maximum Stipulated Casualty Value of the Nuclear Material set forth in Section 4, shall pay such invoice as provided therein or in the related purchase agreement and shall execute the Leasing Record and return a






               copy of such Leasing Record to the Lessee and the Secured Parties. The Leasing Record shall be dated as provided for in this Lease Agreement. In the event that the Acquisition Cost of the Nuclear Material covered by any Leasing Record has been paid or incurred by the Lessee, the Lessor, subject to the limitation on Maximum Stipulated Casualty Value of the Nuclear Material set forth in Section 4 shall promptly reimburse the Lessee for the amount of the Acquisition Cost paid or incurred by the Lessee.

                         (iii) The Lessee shall: (A) pay all costs and expenses of freight, packing, insurance, handling, storage, shipment and delivery of the Nuclear Material to the extent that the same have not been included in the Acquisition Cost, and (B) at its own cost and expense, furnish such labor, equipment and other facilities and supplies, if any, as may be required to install and erect the Nuclear Material to the extent that the cost and expense thereof have not been included in the Acquisition Cost. Such installation and erection shall be in accordance with the specifications and requirements of each Manufacturer. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining Nuclear Material or making delivery thereof.

                         (d) Intermingling of Fuel Assemblies. Subject to the provisions of Section 10(h) hereof, the Nuclear Material shall be owned exclusively by the Lessor and leased to the Lessee under this Lease Agreement. Prior to the fabrication of Nuclear Material into a completed fuel assembly or sub-assembly or while such Nuclear Material is being reprocessed, the Lessee will cause or permit such Nuclear Material to be fabricated or assembled only into fuel assemblies or sub-assemblies owned by the Lessor and leased under this Lease Agreement. However, fuel assemblies or sub-assemblies owned by the Lessor and leased to the Lessee hereunder may be intermingled in the Generating Facility with fuel assemblies or sub-assemblies not owned by the Lessor and leased to the Lessee under this Lease Agreement, provided that such assemblies or sub-assemblies owned by the Lessor shall be readily identifiable by serial number or other distinguishing marks.

                    7. No Warranties or Representation by Lessor. THE NUCLEAR MATERIAL IS LEASED AS-IS, WHERE-IS, IN THE CONDITION THEREOF AND SUBJECT TO THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, THE STATE OF THE TITLE THERETO, THE RIGHTS OF OWNERSHIP THEREIN AND TO ALL APPLICABLE LAWS, RULES, REGULATIONS, ORDERS, WRITS, INJUNCTIONS, DECREES, CONSENTS, APPROVALS, EXEMPTIONS, AUTHORIZATIONS, LICENSES AND WITHHOLDING OF OBJECTIONS OF ANY GOVERNMENTAL OR PUBLIC BODY OR AUTHORITY AND ALL OTHER REQUIREMENTS HAVING THE FORCE OF LAW APPLICABLE AT ANY TIME TO ANY OF THE NUCLEAR MATERIALS OR ANY ACT OR TRANSACTION WITH RESPECT THERETO OR PURSUANT TO THIS LEASE AGREEMENT, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE AGREEMENT, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND BY THE LESSOR OR ANY SECURED PARTY OR ANY PERSON ACTING ON BEHALF OF






          THE LESSOR OR ANY SECURED PARTY. THE LESSEE ACKNOWLEDGES AND AGREES THAT NEITHER THE LESSOR NOR ANY SECURED PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES, NOR ANY COMPANY, PERSON OR FIRM CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM NOR ANY OTHER PERSON ACTING ON BEHALF OF THE LESSOR OR ANY SECURED PARTY HAS HAD AT ANY TIME PHYSICAL POSSESSION OF ANY PORTION OF THE NUCLEAR MATERIAL, HAS MADE ANY INSPECTION THEREOF, HAS GIVEN ANY ADVICE TO THE LESSEE OR HAS MADE ANY RECOMMENDATION TO THE LESSEE WITH RESPECT TO THE CHOICE OF THE SUPPLIER, VENDOR OR PROCESSOR OF THE NUCLEAR MATERIAL OR WITH RESPECT TO THE PROCESSING, MILLING, CONVERSION, ENRICHMENT, FABRICATION, CONTAINERIZATION, TRANSPORTATION, UTILIZATION, STORAGE OR REPROCESSING OF THE SAME. THE LESSEE ALSO ACKNOWLEDGES AND AGREES THAT NEITHER THE LESSOR NOR ANY SECURED PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES, NOR ANY COMPANY, PERSON OR FIRM CONTROLLING,
          CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM, NOR ANYONE ACTING ON BEHALF OF THE LESSOR OR ANY SECURED PARTY HAS MADE ANY WARRANTY OR OTHER REPRESENTATION, EXPRESS OR IMPLIED, THAT THE NUCLEAR MATERIAL LEASED OR TO BE LEASED UNDER THIS LEASE AGREEMENT (a) WILL NOT RESULT IN INJURY OR DAMAGE TO PERSONS OR PROPERTY, (b) WILL BE USEABLE BY THE LESSEE OR WILL ACCOMPLISH THE RESULTS WHICH THE LESSEE INTENDS FOR SUCH NUCLEAR MATERIAL OR
          (c) IS SAFE IN ANY MANNER OR RESPECT. THE LESSEE ALSO ACKNOWLEDGES AND AGREES THAT NEITHER THE LESSOR NOR ANY SECURED PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES, NOR ANY COMPANY, PERSON OR FIRM CONTROLLING,
          CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM, AND ANYONE ACTING ON BEHALF OF ANY OF THEM IS A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF NUCLEAR MATERIAL AND THAT NONE OF THE FOREGOING PERSONS HAS MADE OR DOES HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, USEABILITY, DURABILITY, SUITABILITY OR CONSEQUENCES OF USE OR MISUSE OF THE NUCLEAR MATERIAL IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED.

                    8. Lease Term; Early Termination; Termination of Leasing Record.

                         (a) The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Nuclear Material for the term provided in this Lease Agreement and subject to the terms and provisions hereof.

                         (b) This Lease Agreement shall become effective at 12:01 A.M., Eastern time, on the Closing, and, unless earlier terminated as provided in Sections 8(c), 17 or 18, the term of this Lease Agreement shall end at the close of business on the later of (i) the date on which there is no outstanding principal of, or interest or premium, if any, on any of the Outstandings or
          (ii) the Termination Date but in each case in no event later than November 17, 2015.






                         (c) In the event that during the term of this Lease Agreement, the then effective Termination Date is not extended pursuant to Section 5.01 of the Credit Agreement, the Lessee shall have the option, exercisable at any time beginning 180 days before such Termination Date upon written notice to the Lessor and the Secured Parties prior to such Termination Date to purchase all (but not less than all) of the Nuclear Material and any spent fuel related thereto for which title has not been transferred to the Lessee for a purchase price equal to the Stipulated Casualty Value of such Nuclear Material at the time of such purchase plus the Termination Rent. If the Lessee exercises such purchase option, the purchase of the Nuclear Material shall occur on such date, on or prior to such Termination Date, as may be agreed upon by the Lessor and the Lessee and of which the Lessee has given the Secured Parties prior written notice. Upon receipt of payment of the purchase price, the Lessor shall deliver to the Lessee a Lessor's Bill of Sale, substantially in the form of Exhibit E, transferring all right, title, interest and claim of the Lessor to the Nuclear Material and any spent fuel related thereto for which title has not been transferred to the Lessee to the Lessee, free and clear of all Liens created by the Collateral Agreements, together with such documents, if any, as may be required to evidence the release of such Liens. The later of (i) the date on which there is no outstanding principal of, or interest or premium, if any, on any of the Outstandings or
          (ii) the date of any sale by the Lessor of all of the Nuclear Material as provided in this Section 8(c) shall constitute the Termination Settlement Date, and this Lease Agreement shall terminate as of such date.

                         (d) In the event that during the term of this Lease Agreement the then effective Termination Date is not extended pursuant to Section 5.01 of the Credit Agreement and the Lessee shall not have exercised its option to purchase pursuant to Section 8(c), the Lessee shall attempt to sell, or if no sale is possible, to otherwise convey, on behalf of the Lessor, ownership of the Nuclear Material to a third party not disqualified by any applicable statute, law, regulation or agreement from acquiring such Nuclear Material, and, upon prior written notice to the Lessor and the Secured Parties of the terms and date of such sale, the Lessor shall furnish title papers as may be necessary to effect such sale or conveyance on an as-is, where-is, non-installment, cash sale basis, without recourse to or warranty or agreement of any kind by the Lessor. The proceeds of such sale or conveyance shall be paid to the Lessor, and any amount so paid shall constitute a credit against the amount of the Stipulated Casualty Value payable by the Lessee under Section 8(e); provided, however, that any proceeds of such sale or conveyance in excess of the amount payable by the Lessee under
          Section 8(e) shall be retained by the Lessee.

                         (e) On the Termination Date unless the Lessee shall have exercised its purchase option set forth in Section 8(c) and paid the Lessor the purchase price of the Nuclear Material as provided therein, the Lessee shall pay to the Lessor






          an amount equal to the sum of (i) the Stipulated Casualty Value of all Nuclear Material leased under this Lease Agreement as of such Termination Date and of all Nuclear Material sold or conveyed pursuant to Section 8(d) (less any credit provided in
          Section 8(d)), and (ii) the Termination Rent as of such Termination Date. Upon receipt of such payment, the Lessor shall deliver to the Lessee or any designee of the Lessee a Lessor's Bill of Sale, substantially in the form of Exhibit E, transferring all right, title, interest and claim of the Lessor to the Nuclear Material and any spent fuel relating thereto for which title has not been transferred to the Lessee to the Lessee or the Lessee's designee, free and clear of all Liens created by the Collateral Agreements, together with such documents, if any, as may be required to evidence the release of such Liens.

                         (f) In the event that during the term of this Lease Agreement, the then effective Termination Date is not extended pursuant to Section 5.01 of the Credit Agreement, all obligations of the Lessor and Lessee under this Lease Agreement with respect to the Nuclear Material, including the obligation of the Lessee to pay Basic Rent and the obligation of the Lessor to acquire and pay for the Nuclear Material and to lease the same to the Lessee shall terminate on the date on which the Lessor receives the payment specified in Section 8(c) or Section 8(e).

                         (g)  The Lessee shall deliver to the Lessor and to
          the Secured Parties a Rent Due and SCV Confirmation Schedule in the form of Exhibit F within thirty (30) days following the date on which any Nuclear Material or spent fuel resulting from the Nuclear Material is removed from the reactor of the Generating Facility for purposes of "cooling-off" preliminary to reprocessing or permanent on-site safe storage and/or off-site disposal. If the Lessee elects within thirty (30) days following the receipt by the Lessor of such Rent Due and SCV Confirmation Schedule to extend the lease term for the purposes of reprocessing any such Nuclear Material, then the Lessor and the Lessee shall enter into an Interim Leasing Record with respect to such Nuclear Material in its then condition. In all other cases, the Final Leasing Record with respect to any such Nuclear Material or spent fuel resulting from such Nuclear Material shall be terminated and the Lessee shall immediately pay to the Lessor all amounts, including the Stipulated Casualty Value, if any, with respect to such Nuclear Material or spent fuel resulting from such Nuclear Material, and, upon receipt thereof, the Lessor shall deliver to the Lessee or to any designee of the Lessee a Lessor's Bill of Sale, substantially in the form of Exhibit E, transferring all right, title, interest and claim of the Lessor to such Nuclear Material or spent fuel resulting from such Nuclear Material to the Lessee or the Lessee's designee, free and clear of all Liens created by the Collateral Agreements, together with such documents, if any, as may be required to evidence the release of such Liens.

                    9. Payment of Rent; Payments with Respect to the Lessor's Financing Costs.






                         (a) Basic Rent. The Lessee shall pay Basic Rent monthly in arrears on the first day of the next succeeding month. If such first day of the month is not a Business Day, then payment shall be made on the next succeeding Business Day.

                         (b) Additional Rent. In addition to the Basic Rent, the Lessee will also pay from time to time as provided in this Lease Agreement or on demand of the Lessor, all Additional Rent on the due date thereof. In the event of any failure by the Lessee to pay any Additional Rent, the Lessor shall have all the rights, powers and remedies as in the case of failure to pay Basic Rent.

                         (c) Prepayments of Basic Rent. The Lessee may prepay Basic Rent at any time. Such payment shall be credited against subsequent amounts owed by the Lessee on account of Basic Rent.

                         (d) Wire Payment Procedure for Paying Basic Rent. All payments of Rent and other payments to be made by the Lessee to the Lessor pursuant to this Lease Agreement shall be paid to the Lessor (or, at the Lessor's request, to the Secured Parties) in lawful money of the United States in Collected Funds by wire transfer pursuant to Section 3.03 of the Credit Agreement. The Lessee shall furnish to the Lessor and the Secured Parties each month during the term of the Lease Agreement a summary of the rental calculations for such month covering all outstanding Leasing Records. On each Basic Rent Payment Date, the Lessee shall deliver to the Lessor and the Secured Parties a signed and completed Rent Due and SCV Confirmation Schedule. The Lessee shall be responsible for the accuracy of the matters contained in all such schedules delivered by the Lessee pursuant to the provisions of this Lease Agreement.

                    10. Compliance with Laws; Restricted Use of Nuclear Material; Assignments; Permitted Liens; Spent Fuel.

                         (a)  Compliance with Legal Requirements.   Subject
          to the provisions of Section 11 hereof, the Lessee agrees to comply with all Legal Requirements.

                         (b)  Recording   of  Title.     The  Lessee  shall
          promptly  and duly  execute, deliver,  file and  record  all such further counterparts of this Lease Agreement or such certificates, Bills of Sale, financing and continuation statements and other instruments as may be reasonably requested by the Lessor and take such further actions as the Lessor shall from time to time reasonably request, in order to establish, perfect and maintain the rights and remedies created or intended to be created in favor of the Lessor and the Secured Parties under this Lease Agreement and the Lessor's title to and interest in the Nuclear Material as against the Lessee or any third party in any applicable jurisdiction.








                         (c) Exclusive Use of Nuclear Material. So long as no Lease Event Default shall have occurred and be continuing, the Lessee may use the Nuclear Material in the regular course of its business or in the business of any subsidiary or affiliate of the Lessee, and, subject to Section 3(d) and upon thirty (30) days' prior notice in writing to the Lessor and the Secured Parties, or upon such shorter prior notice in writing promptly given upon the Lessee's receipt of notice from any Manufacturer that the Nuclear Material is to be moved, and at the Lessee's sole expense (without limiting the Lessee's rights to request payment by the Lessor of such expense as provided in Section 6 hereof) move such Nuclear Material to any jurisdiction approved in writing by the Lessor in the contiguous forty-eight (48) states of the United States of America and the District of Columbia for the purpose of having services performed on such Nuclear Material in connection with any stage of the Nuclear Material Cycle other than Heat Production and the "cooling off" stage, provided that (i) no such movement of the Nuclear Material shall materially reduce the then fair market value of such Nuclear Material, (ii) such Nuclear Material shall be and remain the property of the Lessor, subject to this Lease Agreement, and
          (iii) all Legal Requirements (including, without limitation, all necessary government consents, permits and approvals) shall have been met or obtained by the Lessee, on its own behalf and on behalf of the Lessor, and all necessary recordings, filings and registrations or recordings, filings and registrations which the Lessor shall reasonably consider advisable shall have been duly made in order to protect the validity and effectiveness of this Lease Agreement and the security interest created in the Security Agreement. At least once each year, or more frequently if the Lessor reasonably so requests, the Lessee shall advise the Lessor and the Secured Parties in writing where all Nuclear Material as of such date is located. The Lessee shall maintain and make available to the Lessor for examination upon reasonable notice complete and adequate records pertaining to receipt, possession, use, location, movement, physical inventories and any other information reasonably requested by the Lessor with respect to the Nuclear Material.

                         (d) Additional Lessee Covenants. The Lessee agrees to use every reasonable precaution to prevent loss or damage to the Nuclear Material. All individuals handling or operating Nuclear Material in the possession of the Lessee shall be conclusively presumed not to be agents of the Lessor. The Lessee shall cooperate fully with the Lessor and all insurance companies and governmental agencies providing insurance under
          Section 12 hereof in the investigation and defense of any claims or suits arising from the licensing, acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, operating, disposing, fabricating and reprocessing of the Nuclear Material. To the extent required by any applicable law or regulation, the Lessee shall attach to the Nuclear Material the form of required notice to protect or disclose the ownership of the Lessor or that the Nuclear Material is leased. So long as no Lease Event of Default shall have






          occurred and be continuing, the Lessor will assign or otherwise make available to the Lessee all of its rights under any Manufacturer's warranty on Nuclear Material. The Lessee shall pay all costs, expenses, fees and charges, except Acquisition Costs, incurred by the Lessee in connection with the use and operation of the Nuclear Material during the term of the lease of such Nuclear Material. The Lessee hereby assumes all risks of loss or damage of Nuclear Material however caused and shall, at its own expense, keep the Nuclear Material in good operating condition and repair, reasonable wear and tear, obsolescence and exhaustion excepted.

                         (e) Assignment by Lessor. Except as otherwise herein provided, the Lessor may not, without the prior written consent of the Lessee, sell, assign, transfer or convey the Nuclear Material or any interest therein or in the Lease Agreement, or grant to any party a security interest in, or create a lien or encumbrance upon, all or any part of its right, title and interest in this Lease Agreement and in any Nuclear Material. After receipt by the Lessee of written notice from the Lessor of any assignment by the Lessor of Rents or other sums payable by the Lessee under this Lease Agreement, the Lessee shall make such payments as directed in such notice of assignment, and such payments shall discharge the obligations of the Lessee hereunder to the extent of such payments. The Lessee hereby consents to the security interest and other rights and interests granted to the Secured Parties under the Security Agreement, dated as of the date first above written.

                         (f) Liens; Permitted Liens. The Lessee will not directly or indirectly create or permit to be created or to remain and will discharge any Lien with respect to the Nuclear Material or any portion thereof, or upon the Lessee's leasehold interest therein, or upon the Basic Rent, Additional Rent, or any other sum payable under this Lease Agreement, other than Permitted Liens.

                         (g) Assignment by Lessee. Notwithstanding any provision of this Lease Agreement to the contrary, subject to applicable laws and regulations and so long as no Lease Event of Default shall have occurred and be continuing, the Lessee may sublease the Nuclear Material provided that (i) the Lessee has given prior written notice of such sublease to the Lessor, (ii) such sublease is not inconsistent with, and is expressly subject to, this Lease Agreement and (iii) such sublease does not in any way limit or affect the Lessee's duties and obligations under this Lease Agreement.

                         (h) Transfer of Title to Manufacturers. The parties recognize that, during the processing and reprocessing of Nuclear Material before and after its utilization in the Generating Facility for the production of power, the Manufacturer performing services on the Nuclear Material may require that title thereto be transferred to such Manufacturer and/or that the Nuclear Material be commingled with other nuclear material, with






          an obligation for the Manufacturer, upon completion of the services, to reconvey a specified amount of nuclear material. The standard enrichment contracts of the Department of Energy contain such provisions. Therefore, the parties agree that (i) Nuclear Material may become subject to such a contract provision and that the action contemplated by such a provision may be taken, notwithstanding any provision of this Lease Agreement to the contrary, (ii) as between the Lessor and the Lessee, such Nuclear Material shall be deemed to remain leased under this Lease Agreement while title thereto is in the Manufacturer, and
          (iii) the nuclear material exchanged by the Manufacturer upon completion of its services shall be automatically leased under this Lease Agreement in substitution for the Nuclear Material originally delivered to the Manufacturer.

                         (i) Substitution of Nuclear Material. The Lessee shall be permitted to exchange Nuclear Material for other Nuclear Material of equal or greater fair market value provided that the Lessor receives title to such substituted Nuclear Material free and clear of any Lien other than such Liens as may be created by the Security Agreement or permitted under Section 10(h). Any additional costs incurred in order to effect such an exchange shall be paid by the Lessor in accordance with the procedures set forth in Section 6(c) and shall be added to the Acquisition Cost of the Nuclear Material. A supplemental Leasing Record dated the date that the Lessor makes such further payment shall be signed by the Lessor and the Lessee to record the revised Acquisition Cost and shall include a full description of the substituted Nuclear Material, notice of any change in location and such additional details upon which the parties may agree.

                         (j) Spent Fuel. Without the consent of the Lessor, the Lessee shall not permit any Nuclear Material, which shall have been removed from a Generating Facility for the purpose of "cooling-off," storage, repair or reprocessing to be removed from the site of the Generating Facility unless (i) the new site of such Nuclear Material is a facility maintaining liability insurance and indemnification fully insuring and indemnifying the Lessor, the Lessee and the Secured Parties under the Atomic Energy Act and any other applicable law, rule or regulation, and (ii) except if the lease term is extended pursuant to the second sentence of Section 8(g), the lease of such Nuclear Material shall, concurrently with its removal from the Generating Facility, be terminated by the Lessee pursuant to the provisions of Section 8 or 18 hereof, as applicable, with the Lessee acquiring the ownership thereof pursuant to Section 8(e), 8(g) or Section 18(c), as applicable.

                    11. Permitted Contests. The Lessee at its expense may, in its own name or, if necessary and permitted, in the name of the Lessor (and, if necessary but not so permitted, the Lessee may require the Lessor to) contest after prior notice to the Lessor, by appropriate legal or administrative proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition






          or Lien therefor, or any Legal Requirements or Insurance Requirements, or any matter underlying Lessee's indemnity obligations under Section 13 hereof, or any other Lien or contract or agreement referred to in Section 10(f) hereof; provided that (i) in the case of an unpaid Imposition or Lien therefor, such proceedings shall suspend the collection of such Imposition or the enforcement of such Lien against the Lessor,
          (ii) neither the Lessee's use of the Nuclear Material or any portion thereof nor the taking of any step necessary or proper with respect to such Nuclear Material in any stage of the Nuclear Material Cycle nor the performance of any other act required to be performed by the Lessee under this Lease Agreement would be enjoined, prevented or otherwise interfered with, (iii) the Lessor would not be subject to any additional civil liability
          (other than interest which the Lessee agrees to pay) or any criminal liability for failure to pay any such Imposition or to comply with any such Legal Requirements or Insurance Requirements or any such other Lien, contract or agreement, and (iv) the Lessee shall have set aside on its books adequate reserves (in accordance with generally accepted accounting principles) and shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by the Lessor. The Lessee will pay, and save the Lessor, the Owner Trustee, U.S. Trust and the Secured Parties harmless against, all losses, judgments, decrees and costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the determination of such contest, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interest, costs and expenses incurred in connection with such contest. All rights and indemnification obligations under this Section 11 and each other indemnification obligation in favor of the Lessor, the Owner Trustee, U.S. Trust and the Secured Parties under this
          Lease Agreement shall survive any termination of this Lease Agreement or of the lease of any Nuclear Material hereunder.

                    12. Insurance; Compliance with Insurance Requirements. The Lessee shall comply with all Insurance Requirements and with all Legal Requirements pertaining to insurance. Without limiting the foregoing:

                         (a) Liability and Casualty Insurance. The Lessee shall, at its own cost and expense, procure and maintain, or cause to be procured and maintained, liability insurance and indemnification with respect to the Nuclear Material insuring and indemnifying the Lessor, the Owner Trustee, U.S. Trust, the Lessee, and the Secured Parties to the full extent required or available, whichever may be greater, under the Atomic Energy Act or under any other applicable law, rule or regulation. In the event the provisions of the Atomic Energy Act with respect to liability insurance and the indemnification of owners, licensees and operators of Nuclear Material or any other provisions of the Atomic Energy Act which benefit the Lessor, the Owner Trustee, U.S. Trust or the Secured Parties shall change, then the Lessee shall use its best efforts to obtain equivalent insurance and






          indemnification agreements from the Nuclear Regulatory Commission or from such other public and/or private sources from which such coverage is available. The Lessee shall also, at its own cost and expense, procure and maintain, or cause to be procured and maintained, physical damage insurance with respect to the Nuclear Material insuring the Lessor, the Owner Trustee, U.S. Trust and the Secured Parties against loss or damage to the Nuclear Material in a manner which is consistent at all times with current prudent utility industry practice in the United States; provided, however, that the Lessee shall in any event maintain physical damage insurance coverage for its Three Mile Island Unit 1 nuclear generating station site, including the Nuclear Material, in an amount not less than $1.11 billion. Such liability and physical damage insurance and indemnification agreements may be subject to deductible amounts which do not exceed in the aggregate $5,000,000, and the Lessee may self-insure with respect to such liability and physical damage insurance and indemnification agreements to the extent of $5,000,000, provided that such deductible amounts and such self-insurance are permitted under all applicable law, rules and regulations.

                         (b) Third Parties; Insurance Requirements. The Lessee shall use its best efforts to provide that the Nuclear Material, while in the possession of third parties, is covered for liability insurance and indemnification to the maximum extent available, and for physical damage insurance in an amount not less than the Stipulated Casualty Value of such Nuclear Material. To the extent that any such third party is maintaining such insurance coverage for the Nuclear Material, the Lessee shall have no obligation to do so under this Lease Agreement.

                         (c) Named Insureds; Loss Payees. The Lessee shall provide for the Lessor, the Owner Trustee, U.S. Trust and the Collateral Agent to be named additional insureds where possible, and, with respect to physical damage coverage, named loss payees to the full extent of their interests in all insurance policies and indemnification agreements relating to the Nuclear Material required under this Section. All such policies and, where possible, indemnification agreements, shall provide for at least ten (10) days' prior written notice to the Lessor, the Owner Trustee, U.S. Trust and the Collateral Agent of any cancellation or material alteration of such policies.

                         (d)  Insurance  Certificates.   The  Lessee shall,
          upon request of the Lessor, the Owner Trustee, U.S. Trust or the Collateral Agent, provide the Lessor, the Owner Trustee, U.S. Trust or the Collateral Agent, as the case may be, with copies of the policies or insurance certificates in respect of the insurance procured pursuant to the provisions of this Section and shall advise the Lessor, the Owner Trustee, U.S. Trust and the Collateral Agent of all expirations and renewals of policies and all notices issued by the insurers with respect to such policies. Within a six-month period from the execution of this Lease Agreement and at yearly intervals thereafter, the Lessee shall






          furnish to the Lessor, the Owner Trustee, U.S. Trust and the Collateral Agent a certificate as to the insurance coverage provided pursuant to this Section and shall further give notice as to any material change in the nature or availability of such coverage, including any material change whatsoever in the provisions of the Atomic Energy Act or any other applicable law, rule or regulation with respect to liability insurance and indemnification, or, immediately after the Lessee becomes aware, or should reasonably be expected to become aware, of any material change in the application, interpretation or enforcement thereof. The Lessor, the Owner Trustee, U.S. Trust or the Collateral Agent shall be under no duty to examine such insurance policies or indemnification agreements or to advise the Lessee in case the Lessee is not in compliance with any Insurance Requirements.

                    13. Indemnity. Without limitation of any other provision of this Lease Agreement, including Section 11, the Lessee agrees to indemnify and hold harmless each of the Lessor, the Owner Trustee, U.S. Trust and the Secured Parties and all companies, persons or firms controlling, controlled by, or under common control with any of them and the respective shareholders, directors, officers and employees of the foregoing against any and all claims, demands and liabilities of whatever nature and all costs, losses, damages, obligations, penalties, causes of action, judgments and expenses (including attorneys' fees and expenses) directly or indirectly relating to or in any way arising out of:

                         (a) defects in title to Nuclear Material upon acquisition by the Lessor or in ownership of and interest in the Nuclear Material (the term "Nuclear Material" when used in this Section 13 shall include, in addition to all other Nuclear Material, nuclear material the lease of which has been terminated and which is in storage, or is being transported to storage, and which has not been sold or disposed of by the Lessor to the Lessee or to a third party);

                         (b) the ownership, licensing, ordering, rejection, use, nonuse, misuse, possession, control, installation, acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, operating, disposing, fabricating, channelling, refining, milling, enriching, conversion, cooling, processing, condition, operation, inspection, repair and reprocessing of the Nuclear Material, or resulting from the condition of the environment including the adjoining and/or underlying land, water, buildings, streets or ways, except to the extent that such costs are included in the Acquisition Cost of such Nuclear Material within the limits specified in Section 4 (or within any change of such limits agreed to in writing by the Lessor and the Lessee) and except for any general administrative expenses of the Secured Parties and of their representatives;

                         (c) the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or






          other right, by or in respect of any Nuclear Material; provided, however, that the Lessor shall have made available to the Lessee all of the Lessor's rights under any similar indemnification from the Manufacturer of such Nuclear Material under any Nuclear Material Contract;

                         (d) all federal, state, county, municipal, foreign or other fees and taxes of whatever nature including, but not limited to, license, qualification, franchise, sales, use, business, gross receipts, ad valorem, property, excise, and occupation fees and taxes and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or any Secured Party or to which the Lessor or any Secured Party is subject with respect to the Nuclear Material or the Lessor's or any Secured Party's ownership thereof or interest therein or the licensing, ordering, ownership, use, possession, control, acquisition, storage, containerization, transportation, blending, milling, enriching, transfer, consumption, leasing, insuring, operating, disposing, fabricating, channelling, refining, conversion, cooling and reprocessing of Nuclear Material or measured in any way by the value thereof or by the business of investment in, financing of or ownership by the Lessor or any Secured Party with respect thereto; provided, however, that the Lessee shall not be obligated to indemnify any Secured Party for any taxes, whether federal, state or local, based on or measured by net income of any Secured Party where taxable income is computed in substantially the same manner as taxable income is computed under the Code;

                         (e) any injury to or disease, sickness or death of persons or loss of or damage to property occurring through or resulting from any Nuclear Incident involving or connected in any way with the Nuclear Material or any portion thereof;

                         (f) any violation, or alleged violation, of this Lease Agreement by the Lessee or of any contracts or agreements to which the Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other requirements having the force of law applicable at any time to the Nuclear Material or any action or transaction by the Lessee with respect thereto or pursuant to this Lease Agreement;

                         (g) performance of any labor or service or the furnishing of any materials in respect of the Nuclear Material or any portion thereof, except to the extent that such costs are included in the Acquisition Cost of such Nuclear Material within the limits specified in Section 4 (or within any change of such limits agreed to in writing by the Lessor and the Lessee); or

                         (h) liabilities based upon a theory of strict liability in tort, negligence or willful acts to the extent that such liabilities relate to the Nuclear Material or any action or






          transaction  with  respect  thereto  or pursuant  to  this  Lease
          Agreement.

          The Lessee shall, upon demand, reimburse the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties or other indemnified parties, as the case may be, for any sum or sums expended with respect to any of the foregoing or advance such amount, upon request by the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties or such other party for payment thereof. With respect solely to the Lessor, the amount of any payment obligation of the Lessee under this Section 13 shall be determined on a net, after-tax basis, taking into account any tax benefit to the Lessor. Notwithstanding the foregoing, the Lessee shall not indemnify or hold harmless the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties or other indemnified parties for (i) any claims, demands, liabilities, costs or expenses which arise, result from or relate to obligations of such party as an insurer under contracts or agreements of insurance or reinsurance or (ii) any liability arising from the willful misconduct or gross negligence of the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties or other indemnified parties; provided, however, that the Lessee shall in any event indemnify and hold harmless the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties and other indemnified parties for that part of any such liability to which the Lessee has contributed. Without limiting any of the foregoing provisions of this Section 13, to the extent that the Lessee in fact indemnifies the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties or such other party under this indemnity provision, the Lessee shall be subrogated to the rights of the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties and such other party in the affected transaction and shall have a right to determine the settlement of claims with respect to such transaction, provided that any such rights to which the Lessee shall be subrogated shall be subordinate and subject in right of payment to the prior payment in full of all liabilities to the Lessor, the Owner Trustee, U.S. Trust, the Secured Parties or other indemnified parties of the person or entity in respect of which such rights exist. The Lessor shall claim, on a timely basis, any refund to which it may be entitled with respect to any fees or taxes for which the Lessor has sought indemnification from the Lessee under Section 13(d), shall take all steps necessary to prosecute diligently such claim and shall pay over to the Lessee any refund (together with any interest received thereon) recovered by the Lessor with respect to such fees or taxes as soon as practicable following receipt thereof, provided that the Lessee shall have previously indemnified the Lessor with respect to such fees or taxes. The Owner Trustee, U.S. Trust and the Secured Parties, at the expense of the Lessee, (i) shall cooperate with the Lessee in such manner as the Lessee shall reasonably request in order to claim, on a timely basis, any refund to which the Owner Trustee, U.S. Trust or the Secured Parties may be entitled with respect to any fees or taxes for which the Lessee has indemnified the Owner Trustee, U.S. Trust or any Secured Party or for which the Lessee has an obligation to indemnify the Owner Trustee, U.S.






          Trust or the Secured Parties under Section 13(d) (provided that the Lessee is not in default of such obligation) if such cooperation is necessary in order to claim such refund, (ii) shall take all steps which the Lessee shall reasonably request which are necessary to prosecute such claim, and (iii) shall pay over to the Lessee any refund (together with any interest received thereon) recovered by the Owner Trustee, U.S. Trust or any Secured Party with respect to such fees or taxes as soon as practicable following receipt thereof, provided that the Lessee shall have previously indemnified the Owner Trustee, U.S. Trust or such Secured Party with respect to such fees or taxes. All rights and indemnification obligations under this Section 13, and each other indemnification obligation in favor of the Lessor, the Owner Trustee, U.S. Trust and the Secured Parties under this Agreement, shall survive any termination of this Lease Agreement or of the lease of any Nuclear Material hereunder.

                    14.  Casualty and  Other Events.    Upon the occurrence
          of any one or more of the following events:

                         (a) the loss, destruction or damage beyond repair of any Nuclear Material, or

                         (b) the commandeering, condemnation, attachment or loss of use to the Lessee of any Nuclear Material by reason of the act of any third party or governmental instrumentality or the deprivation or loss of use to the Lessee of any Nuclear Material for any other reason, other than by reason of a Lease Event of Default, for a period exceeding ninety (90) days; or

                         (c) a determination by the Lessee in its sole discretion that any Nuclear Material is no longer useful to the Lessee, provided, however, that (i) no Lease Event of Default has occurred and is continuing, and (ii) no such determination may be made by the Lessee with respect to any Nuclear Material prior to November 17, 1998;

                    Then, in any such case, the Lessee promptly shall give written notice to the Lessor and the Secured Parties of any such event, and upon the earlier of (i) ten (10) days following receipt of any insurance or other proceeds paid with respect to the foregoing or (ii) one hundred and twenty (120) days after the occurrence of any such event, the Lessee shall pay to the Lessor an amount equal to the then Stipulated Casualty Value of such Nuclear Material, together with any Basic Rent and Additional Rent then due with respect to such Nuclear Material. The lease of such Nuclear Material hereunder and the obligation of the Lessee to pay Basic Rent and Additional Rent with respect to such Nuclear Material shall continue until the day on which the Lessor receives payment of such Stipulated Casualty Value, Basic Rent and Additional Rent. Upon the giving of written notice of the occurrence of such an event, the Lessee shall promptly use its best efforts to sell, or, if no sale is possible, to otherwise convey, on behalf of the Lessor, ownership of such Nuclear Material to a third party not disqualified by any applicable






          statute, law, regulation or agreement from acquiring such Nuclear Material, and the Lessor shall furnish title papers as may be necessary to effect such sale or conveyance on an as-is, where-is, non-installment, cash sale basis without recourse to or warranty or agreement of any kind by the Lessor. Any such sale or conveyance shall be effected on or before the date one hundred and twenty (120) days after the date of the occurrence of such event. The proceeds of such sale or conveyance shall be paid to the Lessor, and any amount so paid shall constitute a credit against the amount of the Stipulated Casualty Value payable by the Lessee under this Section 14.

                    15. Nuclear Material to Remain Personal Property. It is expressly understood and agreed that the Nuclear Material shall be and remain personal property notwithstanding the manner in which it may be attached or affixed to realty and notwithstanding any law or custom or the provisions of any lease, mortgage or other instrument applicable to any such realty. The Lessee agrees to indemnify the Lessor and the Secured Parties against, and to hold the Lessor and the Secured Parties harmless from, all losses, costs and expenses (including reasonable attorneys' fees and expenses) resulting from any of the Nuclear Material becoming part of any realty. Upon termination of the lease of any Nuclear Material, any costs of removal, transportation, storage and delivery of such Nuclear Material shall be paid by the Lessee. The Lessor and the Secured Parties shall not be liable for any physical damage caused to any realty or any building by reason of the removal of the Nuclear Material therefrom.

                    16. Events of Default. (a) Each of the following events of default by the Lessee shall constitute a "Lease Event of Default" and give rise to the rights on the part of the Lessor described in Section 17 hereof:

                           (i) Default in the payment of Basic Rent or Additional Rent, if any, on the date on which such payment is due and the continuance of such default for five (5) days;

                          (ii)     Default  in  the payment  of Termination
               Rent;

                         (iii)     The  Lessee  shall   fail  to   maintain
               liability and casualty insurance pursuant to its obligations under Section 12(a) of this Lease Agreement;

                          (iv) The Lessee shall fail to perform its obligations to purchase Nuclear Material pursuant to Section 8(e) of this Lease Agreement;

                           (v) Any representation or warranty or statement made by the Lessee (or any of its officers) herein or in connection with this Lease Agreement shall prove to be incorrect or misleading in any material respect when made;






                          (vi) Default in the payment or performance of any other material liability or obligation or covenant of the Lessee to the Lessor, and the continuance of such default for thirty (30) days after written notice to the Lessee sent by registered or certified mail;

                         (vii) The Lessee suspends or discontinues its business operations or becomes insolvent (however such insolvency may be evidenced) or admits insolvency or bankruptcy or its inability to pay its debts as they mature, makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for the Lessee or for the major part of its property;

                        (viii) The institution of bankruptcy, reorganization, liquidation or receivership proceedings for relief under any bankruptcy law or similar law for the relief of debtors by or against the Lessee and, if instituted against the Lessee, its consent thereto or the pendency of such proceedings for sixty (60) days;

                          (ix) An event of default (the effect of which is to permit the holder or holders of any instrument, or the trustee or agent on behalf of such holder or holders, to cause the indebtedness evidenced by such instrument to become due prior to its stated maturity) shall occur under the provisions of any instrument evidencing indebtedness for borrowed money of the Lessee in a principal amount equal to at least $20,000,000 or if any obligation of the Lessee for the payment of such indebtedness shall become or be declared to be due and payable prior to its stated maturity, or shall not be paid when due and is not paid within the applicable cure period, if any, provided for the payment of such indebtedness under such instrument;

                           (x) An event of default shall occur under the provisions of any Basic Document and such default shall have continued beyond any applicable cure period.

                          (xi) A final judgment in an amount in excess of $20,000,000 is rendered against the Lessee, and within thirty (30) days after the entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged; or

                         (xii) Other than pursuant to a condemnation proceeding, any court, governmental officer or agency shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of the Lessee.


                    17. Rights of the Lessor Upon Default of the Lessee. Upon the occurrence of any Lease Event of Default, the Lessor






          may, in its discretion, and shall, at the direction of the Secured Parties, do one or more of the following:

                         (a) Terminate the lease term of any or all Nuclear Material upon five (5) days written notice to the Lessee sent by registered or certified mail;

                         (b) Whether or not any lease of any Nuclear Material is terminated, and, subject to any applicable law or regulation, take immediate possession of any or all Nuclear Material or cause such Nuclear Material to be taken from the possession of the Lessee, and/or take immediate possession of and remove other property of the Lessor in the possession of the Lessee, wherever situated and for such purpose enter upon any premises without liability for so doing or require the Lessee, at the Lessee's expense, to deliver the Nuclear Material, properly containerized and insulated for shipping to the Lessor or to such other person as the Lessor may designate, in which case the risk of loss shall be upon the Lessee until such delivery is made;

                         (c) Whether or not any action has been taken under (a) or (b) above, and subject to any applicable law or regulation, sell any Nuclear Material (with or without the concurrence and whether or not at the request of the Lessee) at public or private sale, and the Lessee shall be liable for and shall promptly pay to the Lessor all unpaid Rent to the date of receipt by the Lessor of the proceeds of such sale plus any deficiency between the net proceeds of such sale and the Stipulated Casualty Value of such Nuclear Material at the time of such payment by the Lessee; provided, however, that any proceeds of such sale in excess of the sum of such unpaid Rent, the Stipulated Casualty Value of such Nuclear Material and all other amounts payable by the Lessee under this Section 17 shall be received for the benefit of, and shall be paid over to the Lessee, as soon as practicable after receipt thereof;

                         (d) Subject to any applicable law or regulation, sell in a commercially reasonable manner, dispose of, hold, use, operate, remove, lease or keep idle any Nuclear Material as the Lessor in its sole discretion may determine, without any obligation to account to the Lessee with respect to such action or inaction or for any proceeds thereof, except that the net proceeds of any such selling, disposing of, holding, using, operating or leasing shall be credited by the Lessor against any Rent accruing after the Lessor shall have declared this Lease Agreement as to any or all of the Nuclear Material to be in default pursuant to this Section; provided, however, that any net proceeds of any such selling, disposing of, holding, using, operating or leasing in excess of the sum of any such accrued Rent and all other amounts payable by the Lessee under this
          Section 17 shall be received for the benefit of, and shall be paid over to the Lessee, as soon as practicable after receipt thereof;








                         (e)  Terminate this  Lease Agreement as to  any or
          all of the Nuclear Material or exercise any other right or remedy which may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof. If the Lessee fails to deliver, promptly after written request, the Nuclear Material pursuant to (b), above, subject to reasonable wear and tear, obsolescence and exhaustion, in good operating condition and repair, or converts or destroys any Nuclear Material, the Lessee shall be liable to the Lessor for all Rent then due and payable on the Nuclear Material, all other amounts then due and payable under this Lease Agreement, the then Stipulated Casualty Value of such Nuclear Material, plus any loss, damage and expense (including without limitation reasonable attorneys' fees and expenses) sustained by the Lessor by reason of such Lease Event of Default and the exercise of the Lessor's remedies with respect thereto, including any costs incurred under the Credit Agreement and the Security Agreement, and any other amounts owed to the Secured Parties with respect to the Notes. If, upon the occurrence of a Lease Event of Default, the Lessee delivers Nuclear Material to the Lessor or to such other person as the Lessor may designate, or if the Lessor repossesses or causes Nuclear Material to be repossessed on its behalf, the Lessee shall be liable for and the Lessor may recover from the Lessee all Rent on the Nuclear Material due and payable to the date of such delivery or repossession, all other amounts due and payable under this Lease Agreement, plus any loss, damage and expense (including without limitation reasonable attorneys' fees and expenses) sustained by the Lessor by reason of such Lease Event of Default and the exercise of the Lessor's remedies with respect thereto. No remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies. No waiver by the Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

                    18.  Termination After Certain Events.

                         (a) This Lease Agreement may terminate as provided in Section 18(a) below prior to the expiration of its term in connection with any of the following "Terminating Events":

                           (i) The Lessor shall have given notice that the Lessor is not satisfied with any change in the insurers, coverage, amount or terms of any insurance policy or indemnity agreement required to be obtained and maintained by the Lessee pursuant to Section 12;

                          (ii) There shall occur the revocation or material adverse modification of any authorization, consent,






               exemption or approval theretofore obtained from any regulatory body or governmental authority necessary for the carrying out of the intent and purposes of this Lease Agreement or the actions or transactions contemplated hereby, and the effectiveness of any such revocation or material adverse modification shall not be stayed pending any appeal thereof;

                         (iii) A Nuclear Incident involving or connected in any way with the Nuclear Material shall have occurred, and the Lessor shall have given notice to the Lessee that the Lessor believes such Nuclear Incident may give rise to an aggregate liability, or to damage, destruction or personal injury in excess of $20,000,000;

                          (iv)     There  shall have occurred a Deemed Loss
               Event;

                           (v) Any change in, or new interpretation by a governmental authority having jurisdiction relating to, the Price-Anderson Act, as amended, or the Atomic Energy Act, or the regulations of the Nuclear Regulatory Commission thereunder, in each case as in effect on the date of this Lease Agreement, shall have been adopted, and the Lessor shall have given notice to the Lessee that, in the opinion of independent counsel selected by the Lessor and reasonably satisfactory to the Lessee and the Secured Parties as a result of such change or new interpretation the Lessor is prohibited from asserting any material right, protection or defense available under applicable law as of the date of this Lease Agreement with respect to civil or criminal actions brought in connection with a Nuclear Incident;

                          (vi) Any law or regulation or interpretation (judicial, regulatory or otherwise) of any law or regulation shall be adopted or enforced by any Court or governmental authority, and as a result of such adoption or enforcement, approval of the transactions contemplated by this Lease Agreement shall be required and shall not have been obtained within any applicable grace period after such adoption or enforcement or as a result of which adoption or enforcement this Lease Agreement or any transaction contemplated hereby, including any payments to be made by the Lessee or the ownership of the Nuclear Material by the Lessor, shall be or become unlawful, or the performance of this Lease Agreement shall be rendered impracticable in any material way; or

                         (vii) Any governmental licenses, approvals or consents with respect to the Generating Facility, without which the Generating Facility cannot continue to operate, shall have been revoked and the Lessee shall not have, in good faith, within one hundred and eighty (180) days of such revocation, represented in writing to the Lessor that the Lessee has made a good faith determination that such Generating Facility will return to operation within






               twenty-four (24) months of such revocation, or for any other reason the Generating Facility shall cease to be operated for a period of twenty-four (24) consecutive months.

                         (b) Upon the happening of any of the Terminating Events listed in Section 18(a), Lessor and/or the Secured Parties may, at their option, terminate this Lease Agreement, such termination to be effective upon delivery of the Notice contemplated by paragraph (d)(ii) below, except with respect to obligations and liabilities of the Lessee, actual or contingent, which arose under the Lease Agreement on or prior to the date of termination and except for the Lessee's obligations set forth in Sections 10, 12 and 13, and in this Section 18, all of which obligations will continue until the delivery of documentation by the Lessor and the payment by the Lessee provided for below, and except that after such delivery and payment, the Lessee's obligations under Section 13 shall continue as therein set forth as shall all of Lessee's indemnification obligations set forth in other sections of this Lease Agreement.

                         (c) Upon any such termination, the entire interest of the Lessor in the Nuclear Material and any spent fuel relating thereto for which title has not been transferred to the Lessee shall automatically transfer to and be vested in the Lessee, without the necessity of any action by either the Lessor or the Lessee, provided, however, that if the Lessor shall have theretofore approved in writing such Person and the terms of such transfer, the entire interest of the Lessor in such Nuclear Material and any spent fuel relating thereto for which title has not been transferred to the Lessee shall, upon such termination, automatically transfer to and be vested in any Person designated by the Lessee.

                         (d) (i) Promptly after either party shall learn of the happening of any Terminating Event, such party shall give notice of the same to the other party and to the Secured Parties.

                              (ii) If the Lessor and/or Secured Parties elect to terminate the Lease Agreement, they shall give notice to the Lessee and the Secured Parties or the Lessor, as the case may be, which notice shall (x) acknowledge that the Lease Agreement has terminated, subject to the continuing obligations of the Lessee mentioned above, and that title to and ownership of such Nuclear Material and any spent fuel relating thereto for which title has not been transferred to the Lessee has transferred to and vested in the Lessee or such other Person, and (y) specify a Termination Settlement Date occurring one hundred and fifty (150) days after the giving of such notice. After such termination of this Lease Agreement and until such Termination Settlement Date, the Lessee shall continue to pay Basic Rent and Additional Rent. On such Termination Settlement Date, the Lessee shall be obligated to pay to the Lessor as the purchase price for the Nuclear Material an amount equal to the sum of (x) Stipulated Casualty Value of the Nuclear Material as of the Termination Settlement Date and (y) the Termination Rent on the Termination






          Settlement Date. The Lessor shall be obligated to deliver to the Lessee a Lessor's Bill of Sale, substantially in the form of Exhibit E, on an as-is, where-is, non-installment, cash sale basis, without recourse to or warranty or agreement of any kind by the Lessor acknowledging the transfer and vesting of title and ownership of the Nuclear Material and any spent fuel relating thereto for which title has not been transferred to the Lessee, in accordance with paragraph (c) above and confirming that upon payment by the Lessee of the amounts set forth in the immediately preceding sentence, the Nuclear Material is free and clear of the Liens created by the Collateral Agreements, together with such documents, if any, as may be required to evidence the release of such Liens.

                    19. Investment Tax Credit. To the extent that the Lessee determines the Nuclear Material is or becomes eligible for any investment or similar credit under the Code as now or hereafter in effect, the Lessee shall request in writing that the Lessor elect to treat the Lessee as having acquired such Nuclear Material, and, if permitted to do so under the Code and under any other applicable law, rule or regulation, the Lessor, pursuant to such request of the Lessee, shall provide the Lessee with an appropriate investment credit election and the Lessee shall consent to such election. A condition to the Lessor's making such election will be the provision by the Lessee of a report or statement with respect to all Nuclear Material as to which the investment credit election is applicable. Such report or statement shall contain such information and be in such form as may be required for Internal Revenue Service reporting purposes. The Lessee shall indemnify and hold harmless the Lessor and any affiliates with respect to any adverse tax consequence, other than the loss of the credit, which may result from such election including, but not limited to, any increase in the Lessor's income taxes due to any required reduction of the Lessor's tax basis below the Lessor's cost of the Nuclear Material, and the Lessee agrees to pay to or on behalf of the Lessor, or otherwise make available to the Lessor, funds sufficient to put the Lessor in the same after-tax position (other than by reason of the loss of the investment credit) the Lessor would have been in if such election had not been made.

                    20.  Certificates; Information; Financial Statements.

                         (a) The Lessee will from time to time deliver to the Lessor and the Secured Parties, promptly upon reasonable request (i) a statement executed by any Vice President of the Lessee, certifying the dates to which the sums payable hereunder have been paid, that this Lease Agreement is unmodified and in full effect (or, if there have been modifications, that this Lease Agreement is in full effect as modified, and identifying such modifications) and that no Lease Event of Default or Terminating Event has occurred and is continuing (or specifying the nature and period of existence of any thereof and what action the Lessee is taking or proposes to take with respect thereto),
          (ii) such information with respect to the Nuclear Material as the






          Lessor or the Secured Parties may reasonably request, and (iii) such information with respect to the Lessee's operations, business, property, assets, financial condition or litigation as the Lessor or any assignee of the Lessor or the Secured Parties may reasonably request.

                         (b) the Lessee will deliver to the Lessor and the Secured Parties:

                           (i) Quarterly Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each fiscal quarter (other than the last fiscal quarter in each fiscal year), three (3) copies of a balance sheet of the Lessee (consolidated and consolidating if the Lessee has any subsidiaries) as of the end of such quarter and of statements of income and cash flows of the Lessee (consolidated and consolidating if the Lessee has any subsidiaries) for such quarter, setting forth in each case corresponding figures in comparative form for the corresponding period of the preceding fiscal year, each certified as true and correct by the chief accounting officer thereof; provided, however, that delivery pursuant to clause (iii) below of copies of the Lessee's Quarterly Report on Form 10-Q for such quarter containing such financial statements filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

                          (ii) Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty
               (120) days after the end of each fiscal year, three (3) copies of an annual report of the Lessee consisting of its financial statements, including a balance sheet as of the end of such fiscal year (consolidated and consolidating if the Lessee has any subsidiaries) and statements of income and cash flows for the year then ended (consolidated and consolidating if the Lessee has any subsidiaries), setting forth corresponding figures in comparative form for the preceding fiscal year, with all notes thereto, all in reasonable detail and certified by independent public accountants of recognized standing selected by the Lessee (only with respect to the consolidated financial statements, if applicable); provided, however, that delivery pursuant to clause (iii) below of copies of the Lessee's Annual Report on Form 10-K for such fiscal year containing such financial statements filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause
               (ii); and

                         (iii) SEC Reports, etc. With reasonable promptness, copies of all notices, reports or materials filed by the Lessee with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) under the Securities Act of 1933, as amended, other than






               Registration Statements on Form S-8 or any amendments thereto, or the Securities Exchange Act of 1934, as amended, other than Annual Reports on Form 10-K, and including without limitation, all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

          Together with each delivery of financial statements required by clause (b)(i) above, the Lessee will deliver to the Lessor and the Secured Parties an Officer's Certificate stating that the Lessee is in compliance with the terms of this Lease Agreement and stating that there exists no Lease Event of Default, or Terminating Event or, if any Lease Event of Default, or Terminating Event exists, specifying the nature and period of existence thereof and what action the Lessee proposes to take with respect thereto. The Lessee also covenants that promptly upon the obtaining of knowledge of a Lease Event of Default by the chief executive officer, principal financial officer or principal accounting officer of the Lessee, it will deliver to the Lessor and the Secured Parties an Officer's Certificate specifying the nature and period of existence thereof and what action the Lessee proposes to take with respect thereto.

                    21. Obligation of the Lessee to Pay Rent. The Lessee's obligation to pay, as the same becomes due, Basic Rent, Additional Rent, Termination Rent, and all other amounts payable hereunder shall, subject to the covenant of the Lessor contained in Section 3 hereof, be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
          (i) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor or anyone else for any reason whatsoever, (ii) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any Nuclear Material, or (iii) any interruption or cessation in the use or possession of any Nuclear Material by the Lessee for any reason whatsoever. The Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease Agreement except in accordance with its express terms. Each payment of Rent and each other payment made by the Lessee shall be final, and the Lessee will not seek to recover all or any part of such payment from the Lessor for any reason whatsoever.

                    22.  Miscellaneous.

                         (a) Successors and Assigns. This Lease Agreement shall be binding upon the Lessee and the Lessor and their respective successors and assigns and shall inure to the benefit of the Lessee and the Lessor and their respective successors and assigns.

                         (b) Waiver. Neither party shall by act, delay, omission or otherwise be deemed to have waived any of its rights






          or remedies hereunder unless such waiver is given in writing. A waiver on one occasion shall not be construed as a waiver on any other occasion.
                         (c) Entire Agreement. This Lease Agreement, together with the written instruments provided for or contemplated hereby, the other Basic Documents and other written agreements between the parties dated as of the date hereof, constitute the entire agreement between the parties with respect to the leasing of Nuclear Material, and no representations, warranties, promises, guaranties or agreements, oral or written, express or implied, have been made by either party or by any one else with respect to this Lease Agreement or the Nuclear Material, except as may be expressly provided for herein or therein. Any change or modification of this Lease Agreement must be in writing and duly executed by the parties.

                         (d) Descriptive Headings. The captions in this Lease Agreement are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions.

                         (e) Severability. Any provision of this Lease Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                         (f) Governing Law. This Lease Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the Commonwealth of Pennsylvania.

                    IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                             TMI-1 FUEL CORP.
                                               Lessor
          ATTEST

                                             By:
          (Assistant) Secretary

                                             PENNSYLVANIA ELECTRIC COMPANY
                                               Lessee
          ATTEST

                                             By:

          (Assistant) Secretary              Name:T. G. Howson

                                             Title: Vice President &
                                                    Treasurer

          STATE OF                 )
          COUNTY OF                ) SS:


                    On this ___ day of November, 1995, before me personally
          appeared                 , to  me personally known, who, being by
          me duly sworn, says that he is                          of  TMI-1
          Fuel Corp. and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                             Notary Public

          My commission Expires:



          STATE OF                 )
          COUNTY OF                ) SS:


                    On this ___ day of November, 1995, before me personally appeared T. G. Howson, to me personally known, who, being by me duly sworn, says that he is a Vice President of Pennsylvania Electric Company and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                             Notary Public

          My commission Expires:

                                     ATTACHMENTS


          Appendix A     --        Definitions

          Exhibit A      --        Form of Interim Leasing Record

          Exhibit B      --        Form of Final Leasing Record

          Exhibit C      --        Nuclear Material Contracts

          Exhibit D      --        Form of Assignment Agreement and Consent

          Exhibit E      --        Form of Lessor's Bill of Sale

          Exhibit F      --        Form  of Rent  Due and  SCV Confirmation
                                   Schedule

                                      APPENDIX A

                                     DEFINITIONS

                    As used in the Basic Documents (as defined below), the following terms shall have the following meanings (such definitions to be applicable to both singular and plural forms of the terms defined), except as otherwise specifically defined therein:

                    "Acquisition Cost" means the purchase price of any Nuclear Material, any progress payments made thereon, costs of milling, conversion, enrichment, fabrication, installation, delivery, redelivery, containerization, storage, reprocessing, any other costs incurred by the Company in acquiring the Nuclear Material (less any discounts or credits actually utilized by the Company), plus in any case (i) any allowance for funds used during construction (including any income tax component associated with such allowance) with respect to Nuclear Material purchased by the Company, (ii) at the option of the Lessee, any Rent relating to costs incurred in the ordinary course of operations but excluding Rent relating to extraordinary costs, including without limitation, indemnification payments, payable by the lessee to the Company with respect to any Nuclear Material prior to the installation of such Nuclear Material for operation in the Generating Facility, (iii) any sales, excise or other taxes or charges payable by the Company with respect to any such payment for such Nuclear Material, (iv) at the option of the Lessee, any Monthly Financing Charge payable by the Lessee to the Company with respect to Nuclear Material during any period in which such Nuclear Material is subject to an Interim Leasing Record, but excluding any interest charges or penalties for late payment by the Company of the purchase price or any portion thereof, if such late payment results from the negligence of the Company, (v) such other costs with respect to any Nuclear Material as may be agreed by the Company and the Lessee and approved by the Administrative Agent, in each case in writing, and, in the case of any Nuclear Material removed from the Generating Facility for the purpose of "cooling off' and repair or reprocessing, shall include the Stipulated Casualty Value thereof at the time of such removal, if any, and (vi) at the option of the Lessee, any Financing Costs. Any amount realized by the Company from the disposition of the by-products (including, but not limited to, plutonium) of Nuclear Material specified in a Leasing Record during the repair or reprocessing of such Nuclear Material while leased hereunder shall be credited against the Acquisition Cost of such Nuclear Material.

                    "Additional Rent" shall mean all legal, accounting, administrative and other operating expenses and taxes incurred by the Company to the extent not paid as part of Basic Rent (including, without limitation, any Cancellation Fees and all other liabilities incurred or owed by the Company pursuant to the Basic Documents) and all amounts (other than Basic Rent) that the Lessee agrees to pay under the Lease Agreement (including,






          without limitation, indemnification payable under the Lease Agreement, general and administrative expenses of the Company, and, to the extent not included in Acquisition Cost, Financing Costs) and interest at the rate incurred by the Company or any Secured Party as a result of any delay in payment by the Lessee to meet obligations that would have been satisfied out of prompt payment by the Lessee, and the amount of any and all other costs, losses, damages, interest, taxes, deficiencies, liabilities, obligations, actions, judgments, suits, claims, fees (including, without limitation, attorneys' fees and disbursements) and expenses, of every kind, nature, character and description, direct or indirect, that may be imposed on or incurred by the Company as a result of, arising from or relating to, in any manner whatsoever, one or more Basic Documents, or any other document referred to therein, or the transactions contemplated thereby or the enforcement thereof. For purposes of calculating the interest incurred by the Company or any Secured Party as a result of any such delay, it shall be assumed that the Company or any Secured Party, as applicable, incurred interest at the Credit Agreement Default Rate.

                    "Administrative Agent" shall have the meaning specified therefor in the first paragraph of the Credit Agreement.

                    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                    "Aggregate Monthly Rent Component" shall mean the sum of the Monthly Rent Components for all items of Nuclear Material which are installed in the Generating Facility during the relevant period.

                    "Arranging Agent" shall have the meaning specified therefor in the first paragraph of the Credit Agreement.

                    "Assigned Agreement" means a Nuclear Material Contract which has been assigned to the Company in the manner specified in
          Section 5 of the Lease Agreement pursuant to a duly executed and delivered Assignment Agreement. The term Assigned Agreement shall include a Partially Assigned Agreement.

                    "Assignment Agreement" means an assignment agreement substantially in the form of Exhibit D to the Lease Agreement.

                    "Atomic Energy Act" means the Atomic Energy Act of 1954, as from time to time amended.

                    "Banks" shall have  the meaning  specified therefor  in
          Section 1.02 of the Credit Agreement.






                    "Basic Documents" means the Lease Agreement, the Credit Agreement, the Security Agreement, the Commercial Paper, the Letter of Credit, the Notes, the Letter Agreement, the Dealer Agreements, the Assigned Agreements, the Assignment Agreements, the Trust Agreement, the Depositary Agreement, each Bill of Sale, each Leasing Record, each SCV Confirmation Schedule, and other agreements related or incidental thereto which are identified in writing by the Company, the Lessee and the Secured Parties as one of the "Basic Documents," in each case, as such documents may be amended from time to time.

                    "Basic Rent" means, for any Basic Rent Period, the sum of (a) that portion of the Monthly Financing Charge not allocated to Acquisition Cost pursuant to the Lease Agreement plus (b) the Aggregate Monthly Rent Component as shown on a Rent Due and SCV Confirmation Schedule for such Basic Rent Period.

                    "Basic Rent Payment Date" means, for any Basic Rent Period, the first Business Day of the next succeeding calendar month following such Basic Rent Period.

                    "Basic Rent Period" means each calendar month or portion thereof commencing on, in the case of the first such period, the effective date of the Lease Agreement, and in the case of each succeeding period, the first day following the immediately preceding Basic Rent Period, and ending on the earliest of (i) the last day of any calendar month or (ii) the Termination Settlement Date.

                    "BTU Charge" means the dollar amount set forth in the BTU Charge Agreement which is used to calculate the Monthly Rent Component. The BTU Charge initially set forth for any Nuclear Material in any Final Leasing Record shall be the amount agreed upon by the Lessor and the Lessee as set forth in Attachment 1 to Exhibit B to the Lease Agreement based upon the reasonably anticipated operating life, BTU output, and utilization of such Nuclear Material.

                    "BTU Charge Agreement" shall mean an agreement in the form of Attachment 1 to Exhibit B to the Lease Agreement with respect to any Nuclear Material executed by the Lessor and the Lessee on or prior to the date of the Final Leasing Record covering such Nuclear Material.

                    "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized by law to close.

                    "Capitalized Lease" means any and all lease obligations which are or should be capitalized on the balance sheet of the Person in question in accordance with generally accepted accounting principles and Statement No. 13 of the Financial Accounting Standards Board or any successor to such pronouncement regarding lease accounting, without regard for the accounting treatment permitted or required under any applicable state or






          federal public utility regulatory accounting system, unless such treatment controls the determination of the generally accepted accounting principles applicable to such Person.

                    "Cash Collateral" shall have the meaning specified therefor in Section 1.02 of the Credit Agreement.

                    "Closing," means November 17, 1995.

                    "Code" means the Internal Revenue Code of 1986, as from time to time amended.

                    "Collateral" has the meaning set forth in the granting clauses of the Security Agreement and includes all property of the Company described in the Security Agreement as comprising part of the Collateral.

                    "Collateral Agent" shall have the meaning specified therefor in Section 1.02 of the Credit Agreement.

                    "Collateral Agreements" means, collectively, the Security Agreement, all Assignment Agreements, and any other assignment, security agreement or instrument executed and delivered to the Secured Parties hereafter relating to property of the Company which is security for the Notes and the Letter of Credit.

                    "Collected Funds" means funds which are immediately available to the Secured Parties, as the Lessor's assignees, for its use in New York, New York.

                    "Commercial Paper" shall have the meaning specified therefor in Section 1.02 of the Credit Agreement.

                    "Commercial Paper Discount" shall mean, at any time, amounts payable by the Company in respect of the Face Amount of Commercial Paper outstanding in excess of the Acquisition Cost together with any Cash Collateral reduced by the aggregate total amount, if any, of (i) the Monthly Rent Components paid by the Lessee to the Lessor with respect to the Nuclear Material financed thereby and (ii) any Monthly Financing Charge payable by the Lessee to the Company with respect to Nuclear Material during any period in which such Nuclear Material is subject to an Interim Leasing Record ("Excess Face Amount"); provided, however, that any such Excess Face Amount shall not exceed the additional Face Amount of Commercial Paper necessary to be issued by the Company at a discount to face value to purchasers thereof in the commercial paper market in order to obtain proceeds in an amount equal to the Acquisition Cost reduced by the aggregate total amount, if any, of (a) the Monthly Rent Components paid by the Lessee to the Lessor with respect to the Nuclear Material financed thereby and (b) any Monthly Financing Charge payable by the Lessee to the Company with respect to Nuclear Material during any period in which such Nuclear Material is subject to an Interim Lease Record, together with any Cash Collateral. Amounts






          payable in respect of Commercial Paper Discount during any calendar month or portion thereof shall be paid on the first Business Day of the next succeeding month in which such amounts are incurred.

                    "Company" means the TMI-1 Fuel Corp., a Delaware corporation.

                    "Consents and Agreements" means the agreements, each substantially in the form attached as Exhibit 2 to Exhibit D to the Lease Agreement, between the Lessee and the various contractors under the Nuclear Material Contracts, with such changes to Exhibit 2 to Exhibit D as the Secured Parties may consent to in writing, which consent shall not be unreasonably withheld.

                    "Controlled Group" means a controlled group of corporations of which the Company is a member within the meaning of Section 414(b) of the Code, any group of corporations or entities under common control with the Company within the meaning of Section 414(c) of the Code or any affiliated service group of which the Company is a member within the meaning of Section 414(m) of the Code.

                    "Credit Agreement" means the Credit Agreement dated as of November 17, 1995 among TMI-1 Fuel Corp., Union Bank of Switzerland, New York Branch, as Arranging Agent, Union Bank of Switzerland, New York Branch, as Issuing Bank, the Banks Party thereto and Union Bank of Switzerland, New York Bank, as Administrative Agent.

                    "Credit Agreement Default" means an event which would, with the lapse of time or the giving of notice or both, constitute a Credit Agreement Event of Default.

                    "Credit Agreement Event of Default" means any one or more of the events specified in Section 10.01 of the Credit Agreement.

                    "Dealer Agreements" mean (i) the Dealer Agreement dated as of November 17, 1995 between the Company and Goldman Sachs Money Markets, L.P. and (ii) the Dealer Agreement dated as of November 17, 1995 between the Company and UBS Securities Inc.

                    "Deemed Loss Event" means the following event: if at any time during the term of the Lease Agreement, (A) the Company, by reason solely of the ownership of the Nuclear Material or any part thereof or the lease of the Nuclear Material to the Lessee under the Lease Agreement, or the Company or any Secured Party, by reason solely of any other transaction contemplated by the Lease Agreement or any of the other Basic Documents, shall be deemed, by any governmental authority having jurisdiction, to be, or to be subject to regulation as an "electric utility" or a "public utility" or a "public utility holding company" or similar type of entity, under any applicable law or deemed a "public






          utility company" or a "subsidiary company" or a "holding company" within the meaning of the Public Utility Holding Company Act, (B) the Public Utility Holding Company Act shall be amended, applied, or interpreted in a manner, or any rules or regulations shall be adopted under the Public Utility Holding Company Act of 1935, which adversely affect the legality, validity and enforceability of the lease obligations of the Company and the Lessee under the Lease Agreement, or (C) either the Company or any of the Secured Parties, by reason solely of being a party to the Basic Documents, shall be required to obtain any consent, order or approval of, or to make any filing or registration with, or to give any notice to, any governmental authority, or be subject to any liabilities, duties or obligations under the Public Utility Holding Company Act, other than the filing by the Company of a certificate on Form U-7D with the SEC pursuant to SEC Rule 7(d) under the Public Utility Holding Company Act (17 C.F.R. Section 250.7(d)), except in any case if the same shall be solely the result of Nonburdensome Regulation; provided, however, that if in compliance with applicable laws, the Lessee, with the cooperation of the Company, shall have acted diligently and in good faith to contest, or obtain an exemption from the application of the laws, rules or regulations described in clauses (A), (B) or (C) to the Company, the Secured Parties or the Lessee, as the case may be, the application of which would otherwise constitute a Deemed Loss Event, such Deemed Loss Event shall be deemed not to have occurred so long as (I) the Lessee shall have furnished to the Company and the Secured Parties an opinion of counsel reasonably satisfactory to the Company and the Secured Parties to the effect that there exists a reasonable basis for such contest or exemption and that the application of such laws, rules or regulations to the Company, the Secured Parties or the Lessee, as the case may be, shall be effectively stayed during the application for exemption or contest and such laws, rules or regulations shall not be applied retroactively at the conclusion of such contest, (II) the Company or the Secured Parties shall have determined in their sole discretion that such contest or exemption shall not adversely affect their business or involve any danger of the sale, foreclosure or loss of, or creation of a Lien upon, the Collateral, and (III) the Lessee shall have agreed to indemnify the Company or such Secured Parties, as the case may be, for expenses incurred in connection with such contest or exemption; and further provided, that following notice from the Lessee to the Company or the Secured Parties, as the case may be, that the Lessee shall be unable to furnish the opinion described in clause (I) of the next preceding proviso or that any such contest shall not be successful or such exemption shall not be available, a Deemed Loss Event shall be deemed not to have occurred for such period, not to exceed 270 days, as may be approved by any governmental authority having jurisdiction during which application of such law, rule or regulation to the Company, the Secured Parties or the Lessee, as the case may be, shall be suspended to enable the Company to assign or transfer its interest in the Collateral so long as during such period the Company shall use reasonable efforts to assign or transfer its interest in the Collateral upon commercially reasonable terms and






          conditions, provided that the Company shall not be required to assign or transfer the Nuclear Material for a price which, after deduction of sales tax and expenses of such sale incurred by the Company, shall be less than the sum of (A) Stipulated Casualty Value determined as of the date of such proposed sale, and (B) the Termination Rent determined in accordance with Section 18 of the Lease Agreement.

                    "Depositary Agreement" means the Depositary Agreement dated as of November 17, 1995 among the Company and Chemical Bank, as Depositary, and Union Bank of Switzerland, New York Branch, as Issuing Bank, Arranging Agent and Administrative Agent.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                    "Excepted Payments" means any indemnity, expense, or other payment which by the terms of any of the Basic Documents shall be payable to the Company in order for the Company to satisfy its obligations pursuant to Section 7.8 of the Trust Agreement.

                    "Face Amount" shall have the meaning specified therefor in Section 1.02 of the Credit Agreement.

                    "Federal Energy Regulatory Commission" means the independent regulatory commission of the Department of Energy of the United States Government existing under the authority of the Department of Energy Organization Act, as amended, or any successor organization or organizations performing any identical or substantially identical licensing and related regulatory functions.

                    "Federal Power Act" means the Federal Power Act, as amended.

                    "Final Leasing Record" means a Leasing Record which records the leasing of Nuclear Material during any period while such Nuclear Material is installed for operation in the Generating Facility. A Final Leasing Record shall be in the form of Exhibit B to the Lease Agreement.

                    "Financing Costs" means (a) fees and other amounts owing to any Secured Party or to the Owner Trustee under the Trust Agreement, (b) legal fees and disbursements and other amounts referred to in Section 10(b) of the Security Agreement,
          (c) legal, accounting, and other fees and expenses incurred by the Lessee and/or the Company in connection with the preparation, execution and delivery of Basic Documents or the issuance of the Commercial Paper and/or the Notes, and (d) such other reasonable fees and expenses of the Owner Trustee and the Company as they may be entitled to under the Basic Documents.








                    "Fuel Management" means the design of, contracting for, fixing the price and terms of acquisition of, management, movement, removal, disengagement, storage and other activities in connection with the acquisition, utilization, storage and disposal of the Nuclear Material.

                    "Generating Facility" means the nuclear reactor located at the Three Mile Island Unit 1 Nuclear Generating Station, located in Londonderry Township, Pennsylvania.

                    "Heat Production" means the stage of the Nuclear Material Cycle commencing with the commercial operation of a Generating Facility, during which the Nuclear Material in question is producing thermal energy which results in the production of net positive electrical energy transmitted within the distribution network of any utility and during which the Nuclear Material in question is engaged in the reactor core of such Generating Facility.

                    "Hereof," "herein," "hereunder" and words of similar import when used in a Basic Document refer to such Basic Document as a whole and not to any particular section or provision thereof.

                    "Imposition" means any payment required by a public or governmental authority in respect of any property subject to the Lease Agreement or any transaction pursuant to the Lease Agreement or any right or interest held by virtue of the Lease Agreement; provided, however, that Imposition shall not include any taxes, whether federal, state or local, payable by any Secured Party based on or measured by net income of any Secured Party where taxable income is computed in substantially the same manner as taxable income is computed under the Code.

                    "Insurance Requirements" means all terms of any insurance policy or indemnification agreement covering or applicable to (i) any Nuclear Material or (ii) the Generating Facility or the Lessee in its capacity as licensee of the Generating Facility, in each case insofar as any insurance policy or indemnification agreement directly or indirectly relates to the Nuclear Material or the performance by the Lessee of its obligations under the Basic Documents, and all requirements of the issuer of any such policy or agreement necessary to keep such insurance or agreements in force.

                    "Interim Leasing Record" means a Leasing Record which records the leasing of Nuclear Material (i) prior to installation for operation in the Generating Facility, (ii) after removal from the Generating Facility during the "cooling off" and storage period, and (iii) while being reprocessed. An Interim Leasing Record shall be in the form of Exhibit A to the Lease Agreement.

                    "Investment Company Act" means the Investment Company Act of 1940, as from time to time amended.







                    "Issuing  Bank"  shall   have  the  meaning   specified
          therefor in the first paragraph of the Credit Agreement.

                    "Lease Agreement" means the Amended and Restated Nuclear Material Lease Agreement, dated as of November 17, 1995, between TMI-1 Fuel Corp., as the Lessor, and Pennsylvania
          Electric Company, as the Lessee, as the same may be modified, supplemented or amended from time to time.

                    "Lease Event  of Default" has the  meaning specified in
          Section 16 of the Lease Agreement.

                    "Leasing Record" is a form signed by the Lessor and the Lessee to record the leasing under the Lease Agreement of the Nuclear Material specified in such Leasing Record. A Leasing Record shall be either an Interim Leasing Record or a Final Leasing Record.

                    "Legal Requirements" means all applicable provisions of the Atomic Energy Act, all applicable orders, rules, regulations and other requirements of the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission, and all other laws, rules, regulations and orders of any other jurisdiction or regulatory authority relating to (i) the licensing, acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, using, operating, disposing, fabricating, channelling and reprocessing of the Nuclear Material, (ii) the Generating Facility or the Lessee in its capacity as licensee of the Generating Facility, in each case insofar as such provisions, orders, rules, regulations, laws and other requirements directly or indirectly relate to the Nuclear Material or the performance by the Lessee of its obligations under the Basic Documents or (iii) the Basic Documents, insofar as any of the foregoing directly or indirectly apply to the Lessee.

                    "Lessee" has the meaning specified in the introduction to the Lease Agreement.

                    "Lessee Representative" means a person at the time designated to act on behalf of the Lessee by a written instrument furnished to the Company and the Secured Parties containing the specimen signature of such person and signed on behalf of the Lessee by any of its officers. The certificate may designate an alternate or alternates. A Lessee Representative may be an employee of the Lessee or of the Owner Trustee.

                    "Lessor" has the meaning specified in the introduction to the Lease Agreement, and its successors and assigns.

                    "Lessor's Bill of Sale" means an instrument substantially in the form of Exhibit E to the Lease Agreement, pursuant to which title to all or any portion of the Nuclear
          Material is transferred to the Lessee or any designee of the Lessee.






                    "Letter Agreement" means the Lessee's Letter Agreement Regarding TMI-1 Fuel Corp., dated as of November 17, 1995, between the Lessee, the Company, and the Administrative Agent, as it may be amended from time to time.

                    "Letter of Credit" has the meaning specified therefor in Section 1.02 of the Credit Agreement.

                    "Lien" means any mortgage, pledge, lien, security interest, title retention, charge or other encumbrance of any nature whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to execute and deliver any financing statement under the Uniform Commercial Code of any jurisdiction).


                    "Loans" shall  have the  meaning specified  therefor in
          Section 1.02 of the Credit Agreement.

                    "Majority Secured Parties" means at any time the Secured Parties holding at such time more than 66 % of the outstanding principal amount of all Secured Obligations.

                    "Manufacturer" means any supplier of Nuclear Material or of any service (including without limitation, enrichment, fabrication, transportation, storage and processing) in connection therewith, or any agent or licensee of any such supplier.

                    "Manufacturer's Consent" means any consent which may be given by a Manufacturer under a Nuclear Material Contract to the assignment by the Lessee to the Company of all or a portion of the Lessee's rights under such Nuclear Material Contract or of all or a portion of any such rights previously assigned by the Lessee to the Secured Parties.

                    "Monthly Debt Service" for any calendar month means the sum of the Monthly Financing Charge for such calendar month.

                    "Monthly Financing Charge" means, for any calendar month or portion thereof, the sum of:

                    (a) all Commercial Paper Discount payable by the Company with respect to Commercial Paper outstanding during such month and/or all interest payable by the Company during such month with respect to all outstanding Notes and in each case, not included in Acquisition Cost; and

                    (b) the amounts paid or due and payable by the Company with respect to the transactions contemplated by the Basic Documents during such calendar month for the following other fees, costs, charges and expenses incurred or owed by the Company under or in connection with the Lease Agreement or the other Basic Documents: (i) legal, printing, reproduction and closing fees and expenses, (ii) auditors', accountants'






               and attorneys' fees and expenses, (iii) franchise taxes and income taxes, and (iv) any other fees and expenses incurred by the Company under or in respect of the Basic Documents.

          Any figure used in the computation of any component of the Monthly Financing Charge shall be stated to five decimal places.

                    "Monthly Rent Component" for any Nuclear Material covered by a Final Leasing Record for each calendar month during the lease of such Nuclear Material shall be as follows:

                      (i) for the first partial calendar month the Monthly Rent Component shall be zero;

                     (ii) for the first full calendar month the Monthly Rent Component shall be zero;

                    (iii)     for  the  second  full  calendar   month  the
               Monthly Rent Component shall be zero;

                     (iv) for the third full calendar month the Monthly Rent Component shall be an amount determined by multiplying
               (x) the amount of thermal energy in millions of British Thermal Units of heat produced by such Nuclear Material during the first calendar month while covered by the Final Leasing Record and also during the first partial calendar month, if any, such Nuclear Material was covered by an Interim or Final Leasing Record and was engaged in Heat Production by (y) the BTU Charge set forth in the Final Leasing Record covering such Nuclear Material; and

                      (v) for each full calendar month after the third full calendar month, the Monthly Rent Component shall be an amount determined by multiplying (x) the amount of thermal energy in millions of British Thermal Units of heat produced by such Nuclear Material during the second preceding month by (y) the BTU Charge set forth in the Final Leasing Record covering such Nuclear Material.

          The BTU Charge for any Nuclear Material may be revised by the Lessee at any time during the lease thereof to reflect any reasonably anticipated change in its operating life, BTU output, or utilization. Such revision shall be effected by the Lessee's executing and forwarding to the Lessor a revised Final Leasing Record dated the first day of the following month and setting forth such revised BTU Charge. Upon receipt of such revised Final Leasing Record, the Lessor shall execute and return a copy thereof to the Lessee. Such revised BTU Charge shall be applicable to such Nuclear Material for each month thereafter beginning on the date of the revised Final Leasing Record.

                    "Nonburdensome Regulation" means (i) ministerial regulatory requirements that do not impose limitations or regulatory requirements on the business or activities of, or adversely affect, the Company or any Secured Party and that are






          deemed, in the reasonable discretion of the Company or any Secured Party, not to be burdensome, or (ii) assuming redelivery of the Nuclear Material in accordance with the Lease Agreement, regulation resulting from any possession of the Nuclear Material (or right thereto) on or after the termination of the Lease Agreement.

                    "Notes" shall  have the  meaning specified  therefor in
          Section 1.02 of the Credit Agreement.

                    "Nuclear Incident" shall have the meaning specified in the Atomic Energy Act, 42 U.S.C. Section 2014(q), as such definition may be amended from time to time.

                    "Nuclear Material" means those items which have been purchased by or on behalf of the Company for which a duly executed Leasing Record has been delivered to the Company and which continue to be subject to the Lease Agreement consisting of
          (i) the items described in such Leasing Record and each of the components thereof in the respective forms in which such items exist during each stage of the Nuclear Material Cycle, being substances and equipment which, when fabricated and assembled and loaded into a nuclear reactor, are intended to produce heat, together with all attachments, accessories, parts and additions and all improvements and repairs thereto, and all replacements thereof and substitutions therefor and (ii) the substances and materials underlying the right, title and interest of the Lessee under any Nuclear Material Contract assigned to the Company pursuant to the Lease Agreement; provided, however, that the term Nuclear Material shall not include spent fuel.

                    "Nuclear Material Contract" means any contract, as from time to time amended, modified or supplemented, entered into by the Lessee, either in its own name or as agent for the Lessor, with one or more Manufacturers relating to the acquisition of Nuclear Material or any service in connection with the Nuclear Material.

                    "Nuclear Material Cycle" means the various stages in the process, whether physical or chemical, by which the component parts of the Nuclear Material are designed, mined, milled, processed, converted, enriched, fabricated into assemblies utilizable for Heat Production, loaded or installed into a reactor core, utilized, disengaged from a reactor core or stored, together with all incidental processes with respect to the Nuclear Material at any such stage.

                    "Nuclear Regulatory Commission"  means the  independent
          regulatory commission of the United States Government existing under the authority of the Energy Reorganization Act of 1974, as amended, or any successor organization or organizations performing any identical or substantially identical licensing and related regulatory functions.








                    "Obligations" means (i) all items (including, without limitation, Capitalized Leases but excluding shareholders' equity and minority interests) which in accordance with generally accepted accounting principles should be reflected on the liability side of a balance sheet as at the date as of which such obligations are to be determined; (ii) all obligations and liabilities (whether or not reflected upon such balance sheet) secured by any Lien existing on the Property held subject to such Lien, whether or not the obligation or liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements (other than for collection in the ordinary course of business) and contingent obligations in respect of any liabilities of the type described in clauses (i) and (ii) of this definition (whether or not reflected on such balance sheet); provided, however, that the term 'Obligations' shall not include deferred taxes.

                    "Obligations for Borrowed Money or Deferred Purchase Price" means all Obligations in respect of borrowed money or the deferred purchase price of property or services.

                    "Officer's Certificate" means, with respect to any corporation, a certificate signed by the President, any Vice President, the Treasurer, any Assistant Treasurer, the Comptroller, or any Assistant Comptroller of such corporation, and with respect to any other entity, a certificate signed by an individual generally authorized to execute and deliver contracts on behalf of such entity.

                    "Original Lease" means the Nuclear Material Lease Agreement, dated as of August 1, 1991 between the Lessee and the Lessor.

                    "Outstandings"   shall   have  the   meaning  specified
          therefor in Section 1.02 of the Credit Agreement.

                    "Owner Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the outstanding stock of the Company and in and to all monies, securities, investments, instruments, documents, rights, claims, contracts, and other property held by the Owner Trustee under the Trust Agreement; provided, however, that there shall be excluded from the Owner Trust Estate all Excepted Payments.

                    "Owner Trustee" means United States Trust Company of New York, not in its individual capacity but solely as trustee under and pursuant to the Trust Agreement, and its permitted successors.

                    "PaPUC"   means   the   Pennsylvania   Public   Utility
          Commission or any successor agency thereto.

                    "Partially Assigned Agreement" means a Nuclear Material Contract which has been assigned, in part but not in full, to the Company in the manner specified in Section 5 of the Lease






          Agreement pursuant to a duly executed and delivered Assignment Agreement.

                    "PBGC" means the Pension Benefit Guaranty Corporation, created by Section 4002(a) of ERISA and any successor thereto.

                    "Permitted Liens" means (i) any assignment of the Lease
          Agreement permitted thereby, and by the Credit Agreement, (ii) liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested by the Lessee as permitted by Section 11 of the Lease Agreement, (iii) liens and security interests created by the Security Agreement, (iv) the title transfer and commingling of the Nuclear Material contemplated by paragraph (h) of Section 10 of the Lease Agreement, and (v) liens of mechanics, laborers, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums of money which under the terms of the related contracts are not more than 30 days past due or are being contested in good faith by the Lessee as permitted by Section 11 of the Lease Agreement; provided, however, that, in each case, such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made in respect thereto.

                    "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other business entity or any government or any political subdivision or agency thereof.

                    "Plan" means, with respect to any Person, any plan of a type described in Section 4021(a) of ERISA in respect of which such Person is an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001 (a) (2) of ERISA, respectively.

                    "Proceeds" shall have the meaning assigned to it under the Uniform Commercial Code, as amended, and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                    "Prudential Agreement" means the Floating Rate Credit Agreement (Pennsylvania Electric Company) dated as of August 1,






          1991 between and among TMI-1 Fuel Corp. and The Prudential Insurance Company of America, PruLease, Inc., Prudential Property and Casualty Insurance Company, Prudential Reinsurance Company and Pruco Life Insurance Company.

                    "Public Utility Holding Company Act" means the Public Utility Holding Company Act of 1935, as from time to time amended.

                    "Qualified Institution" means a commercial bank organized under the laws of, and doing business in, the United States of America or in any State thereof, which has combined capital, surplus and undivided profits of at least $150,000,000 having trust power.

                    "Related Person" means, with respect to any Person, any trade or business, (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code.

                    "Rent"   means   Basic   Rent,   Additional   Rent  and
          Termination Rent.

                    "Rent Due and SCV Confirmation Schedule" means an instrument, substantially in the form of Exhibit G to the Lease Agreement, which is to be used by the Lessee (i) to calculate Basic Rent for each Basic Rent Period and Other Rent and (ii) to calculate and acknowledge the SCV at the end of each Basic Rent Period.

                    "Reportable Event" means any of the events set forth in
          Section 4043(b) of ERISA or the regulations thereunder.

                    "Responsible   Officer"   means  a   duly   elected  or
          appointed,   authorized,    and   acting   officer,    agent   or
          representative of the Person acting.

                    "Secured Obligations" means each and every debt, liability and obligation of every type and description which the Company may now or at any time hereafter owe to any Secured Party under, pursuant to or in connection with the Credit Agreement, any Note, the Letter of Credit or any other Basic Document, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, including, without limitation, the principal of, interest on and any premium due with respect to any Loan and all indemnifications, costs, expenses, fees and other compensation of the Secured Parties provided for, and all other amounts owed to the Secured Parties, under the Security Agreement, Credit Agreement and the other Basic Documents.

                    "Secured Parties" means the Banks, any other holder from time to time of any Note and the Issuing Bank.






                    "Securities Act" means the Securities Act of 1933, as from time to time amended.

                    "Security Agreement" means the Security Agreement and Assignment of Contracts by and among the Company and Union Bank of Switzerland, New York Branch, dated as of November 17, 1995 and the Secured Parties.

                    "Single Employer Plan" means any Plan which is not a multi-employer plan as defined in Section 4001(a) (3) of ERISA

                    "Stipulated Casualty Value" or "SCV" for any Nuclear Material covered by any Leasing Record means an amount equal to the Acquisition Cost for such Nuclear Material reduced by the aggregate total amount, if any, of the Monthly Rent Components paid by the Lessee to the Lessor with respect to such Nuclear Material together with Commercial Paper Discount.

                    "Termination Date" shall have the meaning specified therefor in Section 1.02 of the Credit Agreement.

                    "Termination Rent" means an amount which, when added to the Stipulated Casualty Value and Basic Rent then payable by the Lessee, if any, will be sufficient to enable the Company to retire, at their respective maturities, all outstanding Notes and to pay all charges, premiums and fees owed to the Issuing Bank and all holders of Notes under the Credit Agreement and to pay all other obligations of the Company incurred in connection with the implementation of the transactions contemplated by the Basic Documents.

                    "Termination Settlement Date" has the meaning specified in Section 8(c), or Section 18(c) of the Lease Agreement.

                    "Terminating  Event"  has   the  meaning  specified  in
          Section 18 of the Lease Agreement.

                    "Trust" means the TMI-I Fuel Corp. and Oyster Creek Fuel Corp. Trust, a trust formed pursuant to the Trust Agreement.

                    "Trust Agreement" means the Amended and Restated Trust Agreement dated as of November 17, 1995 among Lord Fuel Corp., as Trustor, the Owner Trustee, as trustee, Lord Fuel Corp., as beneficiary, and Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, each as lessee under certain lease agreements, as the same may be amended, modified or supplemented from time to time.

                    "Trustor" means the institution designated as such in the Trust Agreement and its permitted successors.

                    "UCC" means the Uniform Commercial Code as adopted and in effect in the State of New York.

                    "U.S. Trust"  means United States Trust  Company of New
          York.

                                                                  EXHIBIT A

                                INTERIM LEASING RECORD

                                                           Record No. _____

          Name of Lessee:  Pennsylvania Electric Company

          Date of Record: __________________

          Date and No. of prior Interim or Final
            Leasing Record (if any):

          Description and location of Nuclear Material covered by this Record:

               Assembly Serial Nos.:

               Subassembly Serial Nos.:

          Acquisition Cost of Nuclear Material
            under prior Leasing Record (if any):               $___________

          Acquisition Cost added by this Record:               $___________

          Total:                                               $___________

          Credits to Acquisition Cost:                         $___________

          Total Acquisition Cost under this Record             $___________

          Specify nature of Acquisition Cost added by this Record and to whom paid:

          Specify nature of any credits received by Lessor covered by this Record and from whom received:

          Basic Rent for the Nuclear Material covered by this Record shall be calculated and paid as provided in Section 9 of the Nuclear Material Lease Agreement referred to below.

          The undersigned Lessor hereby leases to the undersigned Lessee the Nuclear Material described above in accordance with the covenants, terms and conditions of the Nuclear Material Lease Agreement between the undersigned Lessor and Lessee, dated as of November 17, 1995, which covenants, terms and conditions are incorporated herein by reference.

          TMI-1 FUEL CORP., Lessor           PENNSYLVANIA ELECTRIC COMPANY,
                                              Lessee



          By                                 By
               Authorized Signature               Authorized Signature





                                                                  EXHIBIT B
                                 FINAL LEASING RECORD

                                                           Record No. _____

          Name of Lessee:  Pennsylvania Electric Company

          Date of Record: __________________

          Date and No. of prior Interim or Final
            Leasing Record:

          Description and location of Nuclear Material covered by this Record:

               Assembly Serial Nos.:

               Subassembly Serial Nos.:

          Acquisition Cost of Nuclear Material
            under prior Leasing Record (if any):               $___________

          Acquisition Cost added by this Record:               $___________

          Total:                                               $___________

          Credits (if any) to Acquisition Cost:                $___________

          Total Acquisition Cost under this Record             $___________

          BTU Charge: $__________

          Specify nature of Acquisition Cost added by this Record and to whom paid:

          Specify nature of any credits received by Lessor covered by this Record and from whom received:

          Basic Rent for the Nuclear Material covered by this Record shall be calculated and paid as provided in Section 9 of the Amended and Restated Nuclear Material Lease Agreement referred to below.

          The undersigned Lessor hereby leases to the undersigned Lessee the Nuclear Material described above in accordance with the covenants, terms and conditions of the Amended and Restated Nuclear Material Lease Agreement between the undersigned Lessor and Lessee, dated as of November 17, 1995, which covenants, terms and conditions are incorporated herein by reference.

          TMI-1 FUEL CORP., Lessor           PENNSYLVANIA ELECTRIC COMPANY,
                                               Lessee


          By                                 By
               Authorized Signature               Authorized Signature





                                                  Attachment 1 to Exhibit B

                        BRITISH THERMAL UNIT CHARGE AGREEMENT


                                                  Dated:



                    The undersigned Lessor and Lessee agree that the initial British Thermal Unit Charge to be used to calculate the Monthly Rent Component for the Nuclear Material pursuant to the Amended and Restated Nuclear Material Lease Agreement, dated as of November 17, 1995, between the undersigned Lessor and Lessee shall be as follows:

          Description of Nuclear Material         British Thermal Unit Charge






          TMI-1 FUEL CORP.                   PENNSYLVANIA ELECTRIC COMPANY



          By:                                By:
          Its:                               Its:





                                                                  EXHIBIT C

                              NUCLEAR MATERIAL CONTRACTS


                    The Agreements (each as amended and restated) referred to in Section 5 of the Amended and Restated Nuclear Material Lease Agreement, dated as of November 17, 1995, between TMI-1 FUEL CORP. ("Lessor") and PENNSYLVANIA ELECTRIC COMPANY ("Lessee") are:

                    (1) Agreement, dated November 18, 1988, between Cameco Corporation and GPU Nuclear Corporation, as agent for the Lessee, Jersey Central Power & Light Company ("JCP&L") and Metropolitan Edison Company ("Met-Ed").

                    (2) Agreement, dated September 30, 1988, between URI, Inc. and GPU Nuclear Corporation, as agent for the Lessee, JCP&L and Met-Ed.

                    (3)  Agreement,   dated   January  30,   1975,  between
          Sequoyah Fuels Corporation and GPU Nuclear Corporation, as agent for the Lessee, JCP&L and Met-Ed.

                    (4) Agreement, dated October 10, 1984, between United States Department of Energy and GPU Nuclear Corporation, as agent for the Lessee, JCP&L and Met-Ed.

                    (5)  Agreement, dated  as of June 14,  1995 between B&W
          Fuel Company and GPU Nuclear Corporation, as agent for the Lessee, JCP&L and Met-Ed.





                                                                  EXHIBIT D

                                 ASSIGNMENT AGREEMENT


                    KNOW ALL MEN BY THESE PRESENTS THAT:

                    Pennsylvania Electric Company (the "Assignor"), in consideration of one dollar and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, grant, bargain, convey and assign to TMI-1 Fuel Corp. ("Assignee"), all right, title and interest of the Assignor in, to and under the Nuclear Material Contract (the "Nuclear Material Contract") described in Exhibit 1 attached hereto insofar as such Nuclear Material Contract relates to the Nuclear Material described in Exhibit 1 (all of such property, including the items described on Exhibit 1 attached hereto as included with the Property, being herein collectively called the "Property"). Terms not defined herein shall have the meanings given in Exhibit 1 attached hereto.

                    TO HAVE AND TO HOLD the Property unto the Assignee, its successors and assigns, to its and their own use forever.

                    1. The interest of the Assignor in the Property, and the interest transferred by this Assignment Agreement, is that of absolute ownership.

                    2. The Assignor hereby warrants that it is the lawful owner of the rights and interests conveyed by this Assignment Agreement and that its title to such rights and interests is hereby conveyed to the Assignee free and clear of all liens, charges, claims and encumbrances of every kind whatsoever, other than (i) the amounts, if any, owing under the Nuclear Material Contract, (ii) other claims, if any, of the Assignor and the Contractor which may exist as between themselves and (iii) Permitted Liens (as defined in the Lease Agreement referred to below); and that the Assignor will warrant and defend such title forever against all claims and demands whatsoever.

                    3. The Assignor hereby releases and transfers to the Assignee any right, title or interest in the Nuclear Material which may have been acquired by the Assignor under the Nuclear Material Contract prior to the date hereof.

                    4. This Assignment Agreement is made in accordance with an Amended and Restated Nuclear Material Lease Agreement dated as of November 17, 1995, between the Assignor and the Assignee (said Nuclear Material Lease Agreement, as the same may be from time to time amended, modified or supplemented, being herein called the "Lease Agreement"). Pursuant to a Security Agreement and Assignment of Contracts made by TMI-1 Fuel Corp.
          dated as of November 17, 1995 (said Security Agreement and Assignment of Contracts, as the same may from time to time be amended, modified or supplemented, being herein called the "Security Agreement") made by Assignee in favor of the Secured Parties, as defined therein, the Assignee is assigning and





          granting a security interest in the Property and this Assignment Agreement to the Secured Parties, as collateral security for all obligations and liabilities of the Assignee to the Secured Parties, as such obligations are described in the Security Agreement.

                    5. It is expressly agreed that, anything contained herein to the contrary notwithstanding, (a) the Assignor shall at all times remain liable to the Contractor to observe and perform all of its duties and obligations under the Nuclear Material Contract to the same extent as if this Assignment Agreement and the Security Agreement had not been executed, (b) the exercise by the Assignee or the Secured Parties of any of the rights assigned hereunder or under the Security Agreement, as the case may be, shall not release the Assignor from any of its duties or obligations to the Contractor under the Nuclear Material Contract, and (c) neither the Assignee nor any of the Secured Parties shall have any obligation or liability under the Nuclear Material Contract by reason of or arising out of this Assignment Agreement, the Lease Agreement or the Security Agreement, or be obligated to perform or fulfill any of the duties or obligations of the Assignor under the Nuclear Material Contract, or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any Property received by it thereunder, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts or the delivery of any Property which may have been assigned to it or to which it may be entitled at any time or times; provided, however, the Assignee agrees, solely for the benefit of the Assignor, and subject to the terms and conditions of the Lease Agreement, (i) to purchase the Nuclear Material from the Contractor pursuant to the Nuclear Material Contract, (ii) to pay to the Contractor and/or to the Assignor or their order the respective amounts specified in the Lease Agreement with respect to such Nuclear Material and (iii) to lease such Nuclear Material to the Assignor in accordance with and subject to the terms and conditions of the Lease Agreement. The provisions of the Nuclear Material Contract limiting the liability of the Contractor and its suppliers and subcontractors' under that Contract shall remain effective against the Assignee and Secured Parties to the same extent that such provisions are effective against the Assignor.

                    6. Notwithstanding anything contained herein to the contrary, subject to the terms and conditions of the Lease Agreement, the Assignor may continue to engage in Fuel Management
          (as such  term is defined in the Lease Agreement) with respect to the Property, including,  without limitation,  all dealings  with the Contractor and, subject to such terms and conditions and effective until the occurrence of a Lease Event of Default (as defined in the Lease Agreement), (i) the Assignee reassigns to the Assignor the Assignee's rights under clauses (iii), (iv), (v)
          and  (vi) of  subparagraph (b)  of Exhibit  1 to  this Assignment
          Agreement  (provided,   however,  that  insurance   proceeds  are
          reassigned to the Assignor pursuant hereto only to the extent that such proceeds are needed and used to reimburse the Assignor for the cost of repairing damage or destruction to Nuclear
          Material  or  are used  to  purchase  Nuclear Material  from  the





          Assignee in accordance with the Lease Agreement, and provided further, however, that the Assignee's rights under clause (vi) are reassigned to the Assignor subject in all respects to the limitations set forth in paragraph 8. below), and (ii) the Assignee agrees that the Assignor may, to the extent set forth in clause (i) above, to the exclusion of the Assignee, exercise and enforce such rights.

                    7. The Assignor shall promptly and duly execute, deliver, file and record all such further counterparts of this Assignment Agreement or such certificates, financing and continuation statements and other instruments as may be reasonably requested by the Assignee, and take such further actions as the Assignee shall from time to time reasonably request, in order to establish, perfect and maintain the rights and remedies created or intended to be created in favor of the Assignee and the Secured Parties hereunder and the Assignee's title to and interest in the Property as against the Assignor or any third party in any applicable jurisdiction.

                    8.   The Assignor hereby agrees  that it will not enter
          into or consent to or permit any cancellation, termination, amendment, supplement or modification of or waiver with respect to the Nuclear Material Contract insofar as it relates to the Nuclear Material except for cancellations, terminations, amendments, supplements, modifications or waivers which do not materially adversely affect the Assignee or the Secured Parties or their respective interests in the Property, nor will the Assignor sell, assign, grant any security interest in or otherwise transfer its rights or other interests in the Property or any part thereof, except as permitted by the Lease Agreement.

                    9. The Assignor hereby represents and warrants that the Nuclear Material Contract is in full force and effect and represents that it is the only agreement between the Assignor and the Contractor with respect to the Nuclear Material.

                    10. This Assignment Agreement shall become effective only upon receipt of the written consent of the Contractor to the assignment of the rights and interests conveyed hereunder, if such consent is required under the Nuclear Material Contract. The Assignor hereby agrees to send the Contractor a copy of this Assignment Agreement.

                    11. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                    IN WITNESS WHEREOF, the Assignor has caused this Assignment Agreement to be duly executed and delivered as of the ____ day of ____________,19____.

                                             PENNSYLVANIA ELECTRIC COMPANY



                                             By:
                                             Title:






          The foregoing Assignment Agreement is hereby accepted:

                                             TMI-1 FUEL CORP.


                                             By:

                                             Title:





                                                                  EXHIBIT 1
                                                    to Assignment Agreement

                    (a) The _____________ (as the same may from time to time be amended, modified or supplemented, being herein called the "Nuclear Material Contract"), dated as of _____________, between Pennsylvania Electric Company and ______________ (the "Contractor), insofar as, and only to the extent that, the Contract relates to _________________ (the "Nuclear Material"); but not insofar as the Contract provides for the provision of other nuclear materials and services to the Assignor; and

                    (b)  The  Property  shall include,  without limitation,
          (i) any and all amendments and supplements to the Nuclear Material Contract from time to time executed and delivered to the extent that any such amendment or supplement relates to the Nuclear Material, (ii) the Nuclear Material, including the right to receive title thereto, (iii) all rights, claims and proceeds, now or hereafter existing, under any insurance, indemnities, warranties and guaranties provided for in or arising out of the Nuclear Material Contract, to the extent that such rights or claims relate to the Nuclear Material, (iv) any claim for damages arising out of or for breach or default by the Contractor under or in connection with the Nuclear Material Contract insofar as it relates to the Nuclear Material, (v) any other amount, whether resulting from refunds or otherwise, from time to time paid or payable by the Contractor under or in connection with the Nuclear Material Contract insofar as it relates to the Nuclear Material and (vi) the right of the Assignor to terminate the Nuclear
          Material Contract or to perform or to exercise or enforce thereunder, insofar as it or they relate to the Nuclear Material.





                                                                  EXHIBIT 2
                                                    to Assignment Agreement


                                CONSENT AND AGREEMENT


                    The undersigned, _________________ (the "Contractor"), has entered into a _______________ (as the same may from tune to time be amended, modified or supplemented, being herein called the "Nuclear Material Contract"), dated as of ____________________ with Pennsylvania Electric Company (the "Assignor").

                    The Contractor  hereby acknowledges notice that  (i) in
          accordance with the terms of an Amended and Restated Nuclear Material Lease Agreement dated as of November 17, 1995, between the Assignor and TMI-1 Fuel Corp. (the "Assignee"), the Assignor has assigned to the Assignee a part of the Assignor's rights under the Nuclear Material Contract pursuant to an Assignment Agreement, in the form of Annex A hereto (such Assignment Agreement, as the same may from time to time be amended, modified or supplemented, being herein collectively called the "Assignment"), and (ii) pursuant to a Security Agreement and Assignment of Contracts made by TMI-1 Fuel Corp. dated as of November 17, 1995 (said Security Agreement and Assignment Contracts, as the same may from time to time be amended, modified or supplemented, being herein called the "Security Agreement") made by the Assignee in favor of the Secured Parties as defined therein (the "Secured Parties"), the Assignee has assigned and granted a security interest in all rights under the Nuclear Material Contract from time to time assigned to it by Assignor, as collateral security for all obligations and liabilities of the Assignee to the Secured Parties.

                    The Contractor hereby consents to (i) the assignment by the Assignor to the Assignee of part of the Assignor's right, title and interest in, to and under the Nuclear Material Contract and the other Property described in the Assignment pursuant to the Assignment and (ii) the assignment and security interest in favor of the Secured Parties as described above. The Contractor further consents to all of the terms and provisions of the Security Agreement.

                    The Contractor agrees that, if requested by either the Assignor or the Assignee, it will acknowledge in writing the Assignment delivered by the Assignor to the Assignee; provided, that neither the lack of notice to nor acknowledgment by the Contractor of the Assignment shall limit or otherwise affect the validity or effectiveness of this consent to such Assignment.

                    The Contractor hereby confirms to the Assignee and the Secured Parties that:

                    (a) all representations, warranties and agreements of the Contractor under the Nuclear Material Contract which relate to the Nuclear Material described in





                         the Assignment shall inure to the benefit of, and shall be enforceable by, the Assignee or any Secured. Party to the same extent as if originally named in the Contract as the purchaser of such Nuclear Material,

                    (b) the Contractor understands that, pursuant to the Lease Agreement, the Assignee has agreed to lease the Nuclear Material described in the Assignment to the Assignor, and consents to the assignment to the Assignor, for so long as the Lease Agreement shall be in effect or until otherwise notified by the Assignee, of the Assignee's rights under clauses (iii), (iv), (v) and (vi) of subparagraph
                         (b) of Exhibit 1 to the Assignment to the extent that such rights are reassigned to the Assignor pursuant to the Assignment,

                    (c) The Contractor is in the business of selling nuclear fuel and related services of the kind described in the Assignment, and the proposed sale of such nuclear fuel under the Nuclear Material Contract will be in the ordinary course of business of the Contractor, and

                    (d) Notwithstanding any provision to the contrary contained in the Nuclear Material Contract, the Contractor agrees that title to any Nuclear Material covered by the Assignment shall pass directly to the Assignee under the Contract and shall not pass to the Assignor; provided that the foregoing shall not apply to any Nuclear Material for which title has already passed from the Contractor prior to the execution and delivery of the Assignment.

                    It is understood that neither the Assignment, the Security Agreement nor this Consent and Agreement shall in any way add to the obligations of the Contractor or the Assignor under the Nuclear Material Contract.

                    This Consent  and. Agreement  shall be governed  by and
          construed  in  accordance   with  the  laws   of  the  State   of
          ____________.

                    IN WITNESS WHEREOF, the undersigned has caused this Consent and Agreement to be duly executed and delivered by its duly authorized officer as of____ day of ______________, 19___.







                                             By:
                                             Title:

                                                                  EXHIBIT E

                                     BILL OF SALE
                                          TO
                            PENNSYLVANIA ELECTRIC COMPANY


                    KNOW ALL MEN BY THESE PRESENTS, that the undersigned, TMI-1 Fuel Corp., a Delaware corporation (the "Seller"), whose post office address is c/o United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, Attention:
          Corporate Trust and Agency Division, for and in consideration paid to the Seller upon or before the execution and delivery of this Bill of Sale to Pennsylvania Electric Company (the "Purchaser"), a Pennsylvania corporation, whose address is 2800 Pottsville Pike, Reading, Pennsylvania 19640, Attention:
          Comptroller, hereby conveys, transfers, sells and sets over unto the Purchaser all of its right, title and interest in all of the personal property consisting of the assemblies of nuclear fuel or components thereof or other nuclear material described in Annex I hereto (the "Assets"), and by this Bill of Sale does hereby grant, bargain, sell, convey, transfer and deliver the Assets unto the Purchaser, to have and to hold such undivided interest in the Assets unto the Purchaser, for itself, its successors and assigns, forever.

                    The Assets are transferred and conveyed by the Seller AS-IS, WHERE-IS, WITHOUT REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED) OF ANY KIND WHATSOEVER BY THE SELLER OR ANY PERSON ACTING ON ITS BEHALF except that the Seller represents and warrants that it has not by voluntary act or omission created or granted any lien on the Assets, other than Permitted Liens, as defined in that certain Amended and Restated Nuclear Material Lease Agreement, dated as of November 17, 1995 between the Seller and the Purchaser. The Purchaser acknowledges and agrees that neither the Seller, its directors, officers or employees, any company, person or firm controlling, controlled by, or under common control with any of them nor any other person acting on behalf of the Seller is a manufacturer of, or is engaged in the sale or distribution of, nuclear material, has had at any time physical possession of any portion of the Assets sold hereunder, or has made any inspection thereof. The Purchaser further acknowledges and agrees that the Assets sold hereunder have been at all times in the possession of the Purchaser and that the Purchaser has made such inspections thereof as it deems necessary and that the Purchaser has been solely responsible for all decisions made with respect to the choice of the suppliers of such Assets and the enrichment, fabrication, transportation, storage and processing of the same.

                   IN WITNESS WHEREOF, the Seller has caused these presents to be executed by one of its Vice Presidents, this ____ day of __________________,19___.

                                             TMI-1 FUEL CORP., Seller
                                             By:
                                                  Vice President






                            Acknowledgement and Acceptance


                    The foregoing Bill of Sale is hereby acknowledged and accepted by the undersigned as of the date last above written.

                                             PENNSYLVANIA ELECTRIC COMPANY,
                                               Purchaser



                                             By:

                                             Its:



                                                                                                               EXHIBIT F
                                                              RENT DUE
                                                    AND SCV CONFIRMATION SCHEDULE

                                               For the Basic Rent Period Ended _______

                        In accordance  with the  Amended and  Restated Lease Agreement  dated as  of November  17, 1995, between TMI-1 Fuel Corp., as Lessor, and Pennsylvania Electric Company, as Lessee, the Lessee certifies that all amounts set forth below  are true and correct in all  respects, and both Lessor and Lessee  certify that this Schedule has been prepared in accordance with the provisions of the Lease Agreement.


           23. BASIC RENT, ADDITIONAL RENT AND TERMINATION RENT
               A.   Basic Rent Owed
                    1.   Calculation of Portion of Monthly Financing Charge
                          Not Allocated to Acquisition Cost                                          $

                         (a)   Interest Payable with Respect to all Outstanding
                                Notes (See attached summary calculation)                             $

                         (b)   Other Amounts included in Monthly Financing Charge                    $

                         (c)   TOTAL MONTHLY FINANCING CHARGE NOT ALLOCATED
                                TO ACQUISITION COST (Total of 1(a) and 1(b))                         $

                    2.   Aggregate Monthly Rent Component (See attached summary calculation)         $

                    3.   BASIC RENT (total of 1(c) and 2)                                            $

               B.   Additional Rent Owned (see attached summary calculation)                         $

               C.   Termination Rent Owed (see attached summary calculation)                         $

                    TOTAL RENT DUE (total of A, B and C)                                             $



            24. CALCULATION OF STIPULATED CASUALTY VALUE
                                                                             Nuclear Material

                                                      Installed for          Not Installed for
                                                      Operation in the       Operation in the
                                                      Generating Facility    Generating Facility         Total
            A.    Stipulated Casualty Value as
                  of _______________                  $                      $                       $

            B.    Add:  Acquisition Cost Incurred
                  in Rent Period Covered by This
                  Schedule (exclusive of Monthly
                  Financing Charges)                  $                      $                       $

            C.    Add:  Monthly Financing Charge
                  Allocated to Acquisition Cost
                  Incurred in Rent Period Covered
                  by This Schedule                    $                      $                       $

            D.    Less:  SCV of Nuclear Material
                  Transferred to the Lessee
                  Pursuant to Sections 8(c), 8(g)
                  or 14 of the Lease Agreement during
                  the Basic Rent Period Covered by
                  This Schedule                       $                      $                       $

                  STIPULATED CASUALTY VALUE
                  AS OF _________________             $                      $                       $

                  Add:  Commercial Paper Discount                                                    $

                  STIPULATED CASUALTY VALUE
                  AS OF ______________                                                               $